UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.                )

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Talos Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2021
TALOS ENERGY
PROXY STATEMENT

105

Innovation
& Leadership

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Meeting Date & Time:	Meeting Place:	Record Date:
May 11, 2022 10:00 a.m.	Three Allen Center 333 Clay Street, Suite 3300 Houston, Texas 77002	March 22, 2022

To the stockholders of Talos Energy Inc.:

Notice is hereby given that the 2022 Annual Meeting of Stockholders of Talos Energy Inc. (the “Company”) will be held at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, on May 11, 2022, at 10:00 a.m., Central Time (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

1.	To elect to the Company’s Board of Directors the two Class I directors set forth in the accompanying Proxy Statement, each of whom will hold office until the 2025 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.	P. 5

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	P. 55

3.	To approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2021.	P. 57

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Each outstanding share of the Company’s common stock (NYSE: TALO) entitles the holder of record at the close of business on March 22, 2022, to receive notice of and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the ongoing coronavirus disease 2019 (“COVID-19”) pandemic, and we are sensitive to the public health and travel concerns our stockholders may have. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our Annual Meeting website at WWW.PROXYDOCS.COM/TALO for updated information. If you are planning to attend the Annual Meeting, please check the website ten days prior to the meeting date. If we do hold the Annual Meeting partially or solely by means of remote communication, we currently intend to resume holding in-person meetings for our 2023 Annual Meeting of Stockholders and thereafter, assuming normal circumstances. As always, we encourage you to vote your shares prior to the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, BY TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD YOU WILL RECEIVE. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

Talos Energy Inc. Three Allen Center 333 Clay Street, Suite 3300 Houston, Texas 77002	By Order of the Board of Directors,
Houston, Texas April 6, 2022	Neal P. Goldman Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 11, 2022: THIS PROXY STATEMENT, THE PROXY CARD AND OUR ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYDOCS.COM/TALO.

TALOS ENERGY INC.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

PROXY STATEMENT

2022 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board of Directors” or the “Board”) of Talos Energy Inc. (the “Company”) requests your proxy for the 2022 Annual Meeting of Stockholders that will be held on May 11, 2022, at 10:00 a.m. Central Time, at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002 (the “Annual Meeting”). By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares at any adjournments or postponements of the Annual Meeting, and with respect to any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, the enclosed proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (our “Annual Report”) are being mailed to stockholders beginning April 6, 2022.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the ongoing coronavirus disease 2019 (“COVID-19”) pandemic, and we are sensitive to the public health and travel concerns our stockholders may have. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our Annual Meeting website at WWW.PROXYDOCS.COM/TALO for updated information. If you are planning to attend the Annual Meeting, please check the website ten days prior to the meeting date. If we do hold the Annual Meeting partially or solely by means of remote communication, we currently intend to resume holding in-person meetings for our 2023 Annual Meeting of Stockholders and thereafter, assuming normal circumstances. As always, we encourage you to vote your shares prior to the Annual Meeting.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following three proposals:

•

Proposal ONE: To elect to the Board the two Class I directors set forth in this Proxy Statement, each of whom will hold office until the 2025 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

•	Proposal TWO: To ratify the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

•	Proposal THREE: To approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation, as disclosed in this Proxy Statement, for the fiscal year ended December 31, 2021.

In addition, any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote FOR the election to the Board of each of the director nominees (Proposal ONE) named in this Proxy Statement; FOR the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal TWO); and FOR the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2021 (Proposal THREE).

Voting at the Annual Meeting

Our common stock, par value $0.01 per share (our “common stock”), is the only class of securities that entitle holders to vote generally at meetings of the Company’s stockholders. Holders of our common stock will vote as a single class on all matters presented at the Annual Meeting. Each share of our common stock outstanding on the March 22, 2022 (the “Record Date”) entitles the holder to one vote at the Annual Meeting.

If on the Record Date you held shares of our common stock that are represented by stock certificates or registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares and Computershare is sending these proxy materials directly to you on our behalf. Proxies may also be solicited on behalf of the Board of Directors, without additional compensation, by our directors, officers and other regular employees. We have not retained a professional proxy solicitor or other firm to assist with the solicitation of proxies, although we may do so if deemed appropriate. As a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting in person, you may vote by internet or by telephone by following the instructions on your proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the internet, by telephone or by filling out and returning the enclosed proxy card. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of the Board stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to Talos Energy Inc., Attn: William S. Moss III, Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, (2) duly executing a proxy bearing a later date, (3) voting again by Internet or by telephone or (4) attending the Annual Meeting and voting in person. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.

If on the Record Date you held shares of our common stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring to the Annual Meeting a letter from your broker, bank or other nominee confirming your beneficial ownership of the shares as of the Record Date. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on the ratification of our independent public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors. Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours for a period of ten days before the Annual Meeting at our offices located at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002. The list will also be available for inspection at the Annual Meeting.

Quorum Requirement for the Annual Meeting

The presence, in person or by proxy, at the Annual Meeting of the persons holding shares of our outstanding common stock on the Record Date that represent a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 82,519,003 shares of our common stock held by 151 stockholders of record. Both abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting, but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of establishing a quorum.

Required Votes

Election of Directors. Each nominee for director will be elected by the affirmative vote of a majority of the votes cast with respect to such nominee’s election at the Annual Meeting. This means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” that nominee. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

Ratification of our Independent Public Accounting Firm. Approval of the proposal to ratify the Audit Committee’s appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote on the proposal. Abstentions and broker non-votes are not taken into account in determining the outcome of this proposal.

Approval of Named Executive Officer Compensation. Approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2021 requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote on the proposal. Abstentions and broker non-votes are not taken into account in determining the outcome of this proposal. This advisory vote on executive compensation is not binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take into account the result of the vote when determining future executive compensation programs. This agenda item is also known as the “say-on-pay” vote.

Resignation Policy

In the event of an uncontested election of directors (i.e., an election at which the number of nominees does not exceed the number of directors to be elected) that results in an incumbent director nominee receiving a greater number of votes “against” his election than votes “for” election, the resignation policy included in our Corporate Governance Guidelines requires that such nominee promptly tender his resignation to our Board of Directors.

The resignation policy permits the Board of Directors to delegate to a committee the responsibility to make recommendations regarding any such resignation tendered. The Board is required to take action with respect such resignation, taking into account any such committee recommendation (if applicable), and thereafter disclose the Board’s determination, as well as the rationale if the Board decided to reject such resignation.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies by mail, personal interview, telephone, or via the Internet through our directors, officers and other regular employees, who will receive no additional compensation for their services.

Default Voting

A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly execute and submit a proxy, but do not provide any voting instructions, your shares will be voted FOR the election to the Board of each of the director nominees listed in Proposal ONE, FOR Proposal TWO and FOR Proposal THREE.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees for Election as Directors

At the recommendation of the Nominating & Governance Committee, the Board of Directors has nominated the following individuals for election as Class I directors of the Company, to serve for three-year terms beginning at the Annual Meeting and expiring at the 2025 Annual Meeting of Stockholders, and until either they are re-elected or their successors are elected and qualified or until their earlier death, resignation or removal:

Mr. Charles M. Sledge

Mr. Robert M. Tichio

Charles M. Sledge Director Age: 56 Director Since: 2018 Committee Memberships: • Nominating & Governance • Audit • Compensation Committee

Mr. Sledge has served as a member of our Board of Directors since May 2018. He previously served as a member of the board of directors of Stone Energy Corporation from March 2017 to May 2018. Mr. Sledge served as the Chief Financial Officer of Cameron International Corporation, an oilfield services company, from 2008 until its sale to Schlumberger Limited in 2016. Prior to that, Mr. Sledge served as the Corporate Controller of Cameron International Corporation from 2001 to 2008. Mr. Sledge serves on the board of Weatherford International and Noble Corporation, both of which he serves as non-executive chairman. He has previously served on the boards of Vine Resources, Inc. and Expro International. Mr. Sledge holds a BS in Accounting from Louisiana State University and is a graduate of the Harvard Business School Advanced Management Program. We believe that Mr. Sledge’s strong financial background, including his 20 years of experience as a financial executive, makes him a valuable member of our Board of Directors.

Robert M. Tichio Director Age: 44 Director Since: 2018 Committee Memberships: • Nominating & Governance • Compensation Committee

Mr. Tichio has served as a member of our Board of Directors since May 2018 and previously served as a director of Talos Energy LLC from April 2012 to May 2018. Mr. Tichio is a Partner at Riverstone Holdings and joined Riverstone Holdings in 2006. Prior to joining Riverstone Holdings, Mr. Tichio was in the Principal Investment group of Goldman Sachs, which manages the firm’s private corporate equity investments. Mr. Tichio began his career at J.P. Morgan in the Mergers & Acquisitions group, where he concentrated on assignments that included public company combinations, asset sales, takeover defenses and leveraged buyouts. In addition to serving on the boards of a number of Riverstone Holdings portfolio companies and their affiliates, Mr. Tichio has been a director of Centennial Resource Development, Inc. since October 2016, Pipestone Energy Corp. since January 2019, Solid Power, Inc. (fka Decarbonization Plus Acquisition Corp. III) since December 2021 (and DCRC since February 2021) and Decarbonization Plus Acquisition Corp. IV since February 2021. Mr. Tichio previously served as a member of the board of directors of Gibson Energy (TSE-GEI) from 2008 to 2013, Midstates Petroleum Company, Inc. from 2012 to 2015, Northern Blizzard Inc. from 2010 to 2017, EP Energy Corporation from September 2013 to October 2020 and Decarbonization Plus Acquisition Corp. from August 2020 to July 2021. He holds an MBA from Harvard Business School and a bachelor’s degree from Dartmouth College. We believe Mr. Tichio’s extensive energy industry background, particularly his expertise in mergers and acquisitions, brings important experience and skill to our Board of Directors.

Messrs. Sledge and Tichio are currently serving as directors of the Company, and if they are each elected to the Board, the size of the Board will continue to consist of seven (7) directors. Please see “Stockholders’ Agreements” below for more information. Biographical information for each director nominee is contained in the “Directors and Executive Officers” section below.

The Board of Directors has no reason to believe that its director nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, the persons acting under your proxy will vote for the election of a substitute nominee, if any, that the Board of Directors recommends.

Stockholders’ Agreements

Pursuant to the Stockholders’ Agreement (the “Previous Stockholders’ Agreement”) we entered into in connection with the business combination of Talos Energy LLC and Stone Energy Corporation (“Stone”) on May 10, 2018, as amended, (the “Stone Combination”), and our Amended & Restated Bylaws (“Bylaws”), certain funds and other alternative investment vehicles managed by Apollo Management VII, L.P. and Apollo Commodities Management, L.P., with respect to Series I (the “Apollo Funds”) and certain entities controlled by or affiliated with Riverstone Energy Partners V, L.P. (the “Riverstone Funds,” and the Apollo Funds and the Riverstone Funds, each a “Stockholder Group”), each independently had the right to designate, in connection with any annual or special meeting of our stockholders at which directors would be elected, (i) two persons for nomination by the Board of Directors for election to the Board (each, a “Nominee”) for so long as such Stockholder Group owned at least (A) 15% of our outstanding common stock or (B) 50% of the number of shares of our common stock issued to such Stockholder Group in connection with the Stone Combination, after appropriate adjustment for any stock split, subdivision, combination or reclassification of any shares (such shares with respect to each Stockholder Group, the “Initial Group Shares,” and collectively, the “Initial Shares”) and (ii) one Nominee for so long as such Stockholder Group owned (A) at least 5% but less than 15% of our outstanding common stock or (B) at least 50% of the number of Initial Group Shares.

Further, the Previous Stockholders’ Agreement provided that (i) for so long as the Apollo Funds and the Riverstone Funds collectively owned at least (A) 50% of our outstanding common stock or (B) 80% of the number of Initial Shares, the Apollo Funds and the Riverstone Funds had the collective right to designate two Nominees, one of whom qualified as “independent” under the New York Stock Exchange (“NYSE”) listing standards (an “Independent Director”) and the other of whom must have either been our Chief Executive Officer or qualified as an Independent Director, and (ii) for so long as the Apollo Funds and the Riverstone Funds collectively owned (A) less than 50% of our outstanding common stock but at least 60% of the Initial Shares or (B) less than 80% of the Initial Shares but at least 40% of our outstanding common stock, the Apollo Funds and the Riverstone Funds had the collective right to designate one Nominee, whom must have either been our Chief Executive Officer or qualified as an Independent Director.

Pursuant to Amendment No. 1 to the Previous Stockholders’ Agreement entered into as of February 24, 2020, in connection with the Company’s acquisition of certain U.S. Gulf of Mexico producing assets, exploration prospects and acreage, the Previous Stockholders’ Agreement was amended to add certain affiliates of Riverstone Holdings as parties to the Previous Stockholders’ Agreement and to provide that for purposes of calculating whether the affiliates of Riverstone Holdings satisfied certain thresholds related to board nomination rights, the Series A Convertible Preferred Stock of the Company were considered on an as converted basis.

Pursuant to the Amended and Restated Stockholders’ Agreement entered into as of March 29, 2022 (the “Stockholders’ Agreement” and, together with the Previous Stockholders’ Agreement, the “Stockholders’ Agreements”), in connection with the resignation of Board members Olivia Wassenaar, Rajen Mahagoakar and Christine Hommes, the Previous Stockholders’ Agreement was amended and restated to, among other things, (i) terminate the rights of the Apollo Funds under the Previous Stockholders’ Agreement and (ii) eliminate the requirement that the Board consist of ten members. As a result of the Apollo Funds’ reduced ownership after recent share sales from long-dated funds holding their Company shares, the directors associated with the Apollo Funds resigned from the Board of Directors, effective December 8, 2021. Thereafter, the Board determined, pursuant to the Bylaws, that the size of the Board shall consist of seven members. Mr. Tichio presently serves as the Riverstone Funds’ designee to the Board.

The Riverstone Funds have agreed to vote their shares of our common stock in favor of any nominee designated and nominated for election to the Board in accordance with the terms of the Stockholders’ Agreement and in a manner consistent with the recommendation of the Nominating and Governance Committee with respect to all other nominees. For additional information regarding the Previous Stockholders’ Agreement, as amended, and the Apollo Funds’ and the Riverstone Funds’ obligations with respect thereto, see “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreements—Previous Stockholders’ Agreement” and the copies of the Previous Stockholders’ Agreement and the Amendment No. 1 to the Previous Stockholders’ Agreement, each as filed with our Annual Report. For additional information regarding the Stockholders’ Agreement and the Riverstone Funds’ obligations with respect thereto, including obligations with respect to voting on nominees for election to the Board, see “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreements—Stockholders’ Agreement.” A copy of the Stockholders’ Agreement can be found in our Current Report on Form 8-K filed with the SEC on March 30, 2022.

Vote Required

The election of each director in this Proposal ONE requires the affirmative vote of a majority of the votes cast by the holders entitled to vote in the election of directors. This means that the number of shares voted FOR a nominee must exceed the number of shares voted AGAINST that nominee. Neither abstentions nor broker non-votes will have any effect on the outcome of the election of directors.

Recommendation

The Board unanimously recommends that stockholders vote FOR the election to the Board of each of the director nominees.

DIRECTORS AND EXECUTIVE OFFICERS

After the Annual Meeting, assuming the stockholders elect to the Board of Directors the director nominees set forth in “Proposal ONE: Election of Directors” above, the Board of Directors of the Company will be, and the Executive Officers of the Company are:

Name	Age	Title
Neal P. Goldman(3)	52	Chairman of the Board
Timothy S. Duncan	49	President and Chief Executive Officer, Director
Charles M. Sledge(1)(2)(3)	56	Director
Robert M. Tichio(2)(3)	44	Director
John “Brad” Juneau(1)(4)	62	Director
Donald R. Kendall, Jr.(1)(2)(4)	69	Director
Paula R. Glover(4)	54	Director
Robert D. Abendschein	60	Executive Vice President and Chief Operating Officer
John A. Parker	66	Executive Vice President of Exploration
Shannon E. Young III	51	Executive Vice President and Chief Financial Officer
William S. Moss III	52	Executive Vice President, General Counsel and Secretary
Gregory M. Babcock	38	Vice President and Chief Accounting Officer

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating & Governance Committee.
(4)	Member of the Safety, Sustainability and Corporate Responsibility Committee.

The Board of Directors is divided into three classes serving staggered three-year terms. Each year, the directors of one class stand for re-election as their terms of office expire. Messrs. Sledge and Tichio are designated as Class I directors and assuming the stockholders elect them to the Board as set forth in “Proposal ONE: Election of Directors” above, their terms of office will expire in 2025. Messrs. Duncan, Juneau and Kendall are designated as Class II directors and their terms of office expire in 2023. Mr. Goldman and Ms. Glover are designated as Class III directors and their terms of office will expire in 2024.

Director Resignations

Effective December 8, 2021, Olivia Wassenaar and Christine Hommes, both directors affiliated with the Apollo Funds, resigned from the Board of Directors, and effective December 9, 2021, Rajen Mahagaokar, a director affiliated with the Riverstone Funds, resigned from the Board of Directors. Each of the foregoing directors were originally appointed to the Board of Directors pursuant to the Previous Stockholders’ Agreement and resigned in accordance with the term of the Previous Stockholders’ Agreement. Each of the foregoing directors indicated that their departure from the Board was not the result of any disagreement with management or the Board. As a result of these resignations, there were seven (7) members serving on the Board. Please see “Stockholders’ Agreements” below for more information.

Set forth below is biographical information about each of the Company’s directors, director nominees and Executive Officers.

Our Directors

Neal P. Goldman Chairman of the Board Age: 52 Director Since: 2018 Committee Memberships: • Nominating & Governance

Mr. Goldman has served as the Chairman of our Board of Directors since May 2018 and was re-elected as Chairman of the Board on July 21, 2020. He previously served as the Chairman of the board of directors of Stone Energy Corporation from March 2017 to May 2018. Mr. Goldman is currently the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, turnaround consulting and strategic planning. Mr. Goldman also serves on the boards of directors of Weatherford International (“Weatherford”) and Diamond Offshore, where he serves as the Chairman of the board of directors. Mr. Goldman was a Managing Director at Och Ziff Capital Management, L.P. from 2014 to 2016 and a Founding Partner of Brigade Capital Management, LLC from 2007 to 2012. Prior to this, Mr. Goldman was a Portfolio Manager at MacKay Shields LLC and also held various positions at Salomon Brothers Inc., both as a mergers and acquisitions banker and as an investor in the high yield trading group. Throughout his career, Mr. Goldman has held numerous board representations, including roles as an independent member of the boards of directors of Lightsquared, Inc., Pimco Income Strategy Fund I & II and Catalyst Paper Corporation, as well as a member of the boards of directors of Jacuzzi Brands, Inc. and NII Holdings, Inc. Mr. Goldman received a BA from the University of Michigan and an MBA from the University of Illinois. Based upon Mr. Goldman’s involvement in strategic planning and his experience on multiple boards, we believe that Mr. Goldman is a valuable member of our Board of Directors.

Timothy S. Duncan President and CEO, Director Age: 49 Director Since: 2018

Mr. Duncan has served as our President, Chief Executive Officer and as a member of our Board of Directors since May 2018. Mr. Duncan is a founder of Talos Energy LLC and served as its President, Chief Executive Officer and a member of its board of directors from April 2012 to May 2018. Prior to Talos Energy LLC, Mr. Duncan was the Senior Vice President of Business Development and a founder of Phoenix Exploration Company, LP (“Phoenix Exploration”) from 2006-2012. Prior to Phoenix Exploration, Mr. Duncan served as Manager of Reservoir Engineering and Evaluations for Gryphon Exploration Company. Mr. Duncan also worked in various reservoir engineering and portfolio evaluation functions for Amerada Hess Corporation, Zilkha Energy Company and Pennzoil E&P Company. Mr. Duncan received his BS in Petroleum Engineering from Mississippi State University, where he was honored in 2012 as a Distinguished Fellow of the College of Engineering. Mr. Duncan also received his MBA from the Bauer Executive Program at the University of Houston. He serves as Chairman, a member of the board of directors, and on the Executive Committee of the National Ocean Industries Association (NOIA). Mr. Duncan also currently serves on the board of directors of Chesapeake Energy Corporation and the American Cancer Society CEOs Against Cancer Houston Chapter, along with his service on various academically focused advisory boards, including the College of Engineering Dean’s Advisory Council and the Foundation Board at Mississippi State University. Mr. Duncan was named as Ernst & Young Entrepreneur of the Year for the Energy and Energy Services sector in the Gulf Coast in June 2016. Based on Mr. Duncan’s significant experience as an officer of oil and gas companies, together with his training as a reservoir engineer and broad industry knowledge, we believe that he possesses the requisite skills to serve as a member of our Board of Directors.

Charles M. Sledge Director Age: 56 Director Since: 2018 Committee Memberships: • Nominating & Governance • Audit • Compensation

Mr. Sledge has served as a member of our Board of Directors since May 2018. He previously served as a member of the board of directors of Stone Energy Corporation from March 2017 to May 2018. Mr. Sledge served as the Chief Financial Officer of Cameron International Corporation, an oilfield services company, from 2008 until its sale to Schlumberger Limited in 2016. Prior to that, Mr. Sledge served as the Corporate Controller of Cameron International Corporation from 2001 to 2008. Mr. Sledge serves on the board of Weatherford International and Noble Corporation, both of which he serves as non-executive chairman. He has previously served on the boards of Vine Resources, Inc. and Expro International. Mr. Sledge holds a BS in Accounting from Louisiana State University and is a graduate of the Harvard Business School Advanced Management Program. We believe that Mr. Sledge’s strong financial background, including his 20 years of experience as a financial executive, makes him a valuable member of our Board of Directors.

Robert M. Tichio Director Age: 44 Director Since: 2018 Committee Memberships: • Nominating & Governance • Compensation

Mr. Tichio has served as a member of our Board of Directors since May 2018 and previously served as a director of Talos Energy LLC from April 2012 to May 2018. Mr. Tichio is a Partner at Riverstone Holdings and joined Riverstone Holdings in 2006. Prior to joining Riverstone Holdings, Mr. Tichio was in the Principal Investment group of Goldman Sachs, which manages the firm’s private corporate equity investments. Mr. Tichio began his career at J.P. Morgan in the Mergers & Acquisitions group, where he concentrated on assignments that included public company combinations, asset sales, takeover defenses and leveraged buyouts. In addition to serving on the boards of a number of Riverstone Holdings portfolio companies and their affiliates, Mr. Tichio has been a director of Centennial Resource Development, Inc. since October 2016, Pipestone Energy Corp. since January 2019, Solid Power, Inc. (fka Decarbonization Plus Acquisition Corp. III) since December 2021 (and DCRC since February 2021) and Decarbonization Plus Acquisition Corp. IV since February 2021. Mr. Tichio previously served as a member of the board of directors of Gibson Energy (TSE-GEI) from 2008 to 2013, Midstates Petroleum Company, Inc. from 2012 to 2015, Northern Blizzard Inc. from 2010 to 2017, EP Energy Corporation from September 2013 to October 2020 and Decarbonization Plus Acquisition Corp. from August 2020 to July 2021. He holds an MBA from Harvard Business School and a bachelor’s degree from Dartmouth College. We believe Mr. Tichio’s extensive energy industry background, particularly his expertise in mergers and acquisitions, brings important experience and skill to our Board of Directors.

John “Brad” Juneau Director Age: 62 Director Since: 2018 Committee Memberships: • Audit • Safety, Sustainability and Corporate Responsibility

Mr. Juneau has served as a member of our Board of Directors since May 2018. He previously served as a member of the board of directors of Stone Energy Corporation from March 2017 to May 2018. Mr. Juneau is the co-founder of Contango ORE, Inc. (“Contango”), a publicly traded gold exploration company for which he serves as the Chairman of the board of directors. He previously served as President and Chief Executive Officer of Contango from August 2012 to January 6, 2020. Mr. Juneau is the sole manager and the general partner of Juneau Oil and Gas, L.L.C., a company involved in the exploration and production of oil and natural gas. Prior to forming Juneau Exploration in 1998, Mr. Juneau served as Senior Vice President of Exploration for Zilkha Energy Company from 1987 to 1998. Prior to joining Zilkha Energy Company, Mr. Juneau served as a Staff Petroleum Engineer with Texas International Company for three years, where his principal responsibilities included reservoir engineering, as well as acquisitions and evaluations. Prior to that, he was a Production Engineer with Enserch Corporation in Oklahoma City. Mr. Juneau holds a BS in Petroleum Engineering from Louisiana State University. We believe that Mr. Juneau’s extensive energy industry background, particularly his expertise in reservoir engineering and involvement with exploration and production companies, make him a valuable member of our Board of Directors.

Donald R. Kendall, Jr. Director Age: 69 Director Since: 2018 Committee Memberships: • Compensation • Audit • Safety, Sustainability and Corporate Responsibility

Mr. Kendall has served as a member of our Board of Directors since May 2018. Since October 1998, Mr. Kendall has served as Managing Director and Chief Executive Officer of Kenmont Capital Partners, a private investment and advisory firm. Mr. Kendall previously served as President of Cogen Technologies Capital Company, a power generation firm, and concurrently as Chairman and Chief Executive Officer of Palmetto Partners, an investment management firm, from July 1993 to October 1998. Mr. Kendall previously served as a director of American Midstream Partners LP on its Audit and Conflict Committees. Mr. Kendall also previously served as a member of the board of directors and Compensation Committee of Solar City Corporation and the chair of its Special and Audit Committees. Additionally, Mr. Kendall served as chair of the Audit, Compensation and Nominating and Governance Committees of privately held Stream Energy. Mr. Kendall received a BA in Economics from Hamilton College and an MBA from The Amos Tuck School of Business Administration at Dartmouth College. We believe that Mr. Kendall’s many years of executive management experience, including experience as a chief executive officer, and his experience on multiple boards, make him a valuable member of our Board of Directors.

Paula R. Glover Director Age: 54 Director Since: 2021 Committee Memberships: • Safety, Sustainability and Corporate Responsibility

Ms. Glover was elected to the Board of Directors in May 2021. Since June 2017, Ms. Glover has served as a member of the board of directors of the Alliance to Save Energy (the “Alliance”), and since January 2021, she has served as President of the Alliance. Ms. Glover previously served as President and Chief Executive Officer of the American Association of Blacks in Energy (the “AABE”), a non-profit professional association focused on ensuring that African Americans and other minorities have input into the discussions and development of energy policy, regulations and environmental issues. Prior to this role, she served as AABE’s Vice President of Operations and Director of Communications. In March 2014, Ms. Glover was appointed by the U.S. Secretary of Energy to the National Petroleum Council where she continues to be a member. Ms. Glover is also a member of the boards of directors of Groundswell and the Keystone Policy Center and serves as trustee at Cardigan Mountain School. Ms. Glover’s experience includes more than 25 years in the energy industry, having held positions of increasing scope and responsibility across the consumer and community sides of the industry. In addition to these roles, Ms. Glover was the Community Awareness Director for the Regional YMCA of Western Connecticut. Ms. Glover received her B.S. in Marketing Management from the University of Delaware. We believe that Ms. Glover’s professional experience in the energy industry and her experience on multiple boards will make her a valuable member of our Board of Directors.

Qualifications and Experience of Our Directors and Director Nominees

The members of our Board possess a broad variety of personal attributes, experience and skills giving our Board the depth and breadth necessary to effectively oversee management on behalf of our stockholders. Our Board is committed to diversity and the importance of different backgrounds, perspectives and views. The matrix below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy. The matrix does not include all knowledge, skills, experience or other attributes of our directors and director nominees, which may be relevant and valuable to their service on our Board. The diversity of knowledge, skill, experience and attributes of our directors and director nominees, collectively, lends itself to a highly collaborative and effective Board.

QUALIFICATIONS AND EXPERIENCE

Board Diversity

Our Board actively seeks to consider women and underrepresented director candidates for membership on the Board. Consistent with our ongoing commitment to creating a balanced Board with diverse viewpoints and deep industry expertise, our Board will continue to maintain its commitment to seeking diverse perspectives and to overseeing an organization that is committed to creating a culture dedicated to diverse experiences, equitable treatment and inclusive behavior.

Our Other Executive Officers

Robert D. Abendschein Executive VP and Chief Operating Officer Age: 60 Officer Since: 2020

Mr. Abendschein has served as our Executive Vice President and Chief Operating Officer since February 2020. Prior to joining the Company, Mr. Abendschein served as the Chief Executive Officer of Venari Resources LLC (“Venari”) from August 2017 to December 2019, where he was appointed by a consortium of private equity investors to lead the advancement of multiple globally recognized development projects (Anchor and Shenandoah) and managed all stages of strategy, exploration and operational leadership activities. Prior to joining Venari, Mr. Abendschein served 33 years with Anadarko Petroleum Corporation, (“Anadarko”) and predecessor companies, including as the Vice President of Worldwide Deepwater from March 2015 to August 2017, in which he led Anadarko’s worldwide offshore portfolio. He also served in other key executive roles at Anadarko, including as the Vice President of Exploration and Production Services from June 2013 to March 2015 and Vice President of Corporate Development from February 2010 to June 2013. His career at Anadarko also included progressive roles in Reservoir Engineering, Production Services and Corporate Development. Mr. Abendschein serves on the board of directors of the Cynthia Woods Mitchell Pavilion and the Offshore Energy Center. Mr. Abendschein earned a BS in Petroleum Engineering from Texas A&M University.

John A. Parker Executive VP of Exploration Age: 66 Officer Since: 2018

Mr. Parker has served as our Executive Vice President of Exploration since May 2018. Mr. Parker is a founder of Talos Energy LLC and served as its Executive Vice President of Exploration from April 2012 to May 2018. Prior to Talos Energy LLC, Mr. Parker founded Phoenix Exploration in April 2006, where he served as Senior Vice President of Exploration and was responsible for Phoenix Exploration’s exploration program. Phoenix Exploration made several significant discoveries resulting in impactful reserve additions, which led to the sale of the company to a group of buyers led by Apache Corporation. Prior to Phoenix Exploration, Mr. Parker was Exploration Manager of the Texas Shelf at Gryphon Exploration Company, where he generated prospects and supervised the prospect generation of the Texas exploration team. His exploration team was responsible for 72% of the reserves discovered at Gryphon. Mr. Parker also worked as an exploration geologist for EOG Resources, Inc. in the Gulf of Mexico. Mr. Parker started his career at Shell Oil Company where he worked as an exploration geologist in the Gulf Coast onshore. He later worked exploring in international basins at Pecten, the international subsidiary of Shell Oil Company. Mr. Parker earned his BA from Louisiana State University and his MS in Earth Science from the University of New Orleans and has more than 34 years of industry experience.

Shannon E. Young III Executive VP and CFO Age: 51 Officer Since: 2019

Mr. Young has served as our Executive Vice President and Chief Financial Officer since May 2019. Previously Mr. Young served as Vice President and Chief Financial Officer of Sheridan Production Company, LLC (“Sheridan”) with responsibility for Sheridan’s finance organization, including accounting, treasury, tax, planning, marketing and information technology. Prior to joining Sheridan in August 2016, Mr. Young served in similar positions with Cobalt International Energy, Inc. and Talos Energy LLC. Previously, Mr. Young served as a Managing Director for the Global Energy Group at Goldman, Sachs & Co. from 2010 to 2014 and before that was an investment banker at Morgan Stanley from 1998 to 2010. Mr. Young earned a BBA in Finance from The University of Texas at Austin and an MBA with distinction from the Amos Tuck School of Business at Dartmouth College.

William S. Moss III Executive VP, General Counsel and Secretary Age: 52 Officer Since: 2018

Mr. Moss has served as our Executive Vice President, General Counsel and Secretary since May 2018. Mr. Moss previously served as Senior Vice President and General Counsel of Talos Energy LLC from May 2013 to May 2018. Prior to Talos Energy LLC, Mr. Moss was a partner at Mayer Brown LLP in Houston where he was the head of the Houston Corporate Practice. Mr. Moss joined Mayer Brown LLP in May 2005. At Mayer Brown LLP, Mr. Moss’s practice focused on mergers and acquisitions, securities offerings and general corporate and securities matters and he represented clients throughout the energy value chain. Mr. Moss joined Talos Energy LLC after having represented Talos Energy LLC as outside counsel in its initial formation and its subsequent acquisition of Energy Resource Technology, LLC from Helix Energy Solutions Group, Inc. in February of 2013. Mr. Moss also represented Phoenix Exploration in its initial formation in April 2006, acquisitions and ultimate sale to a group of buyers led by Apache Corporation. Prior to joining Mayer Brown LLP, Mr. Moss worked at Baker Botts, L.L.P. Mr. Moss has an AB from Dartmouth College, a MPhil from Cambridge University and a J.D. from The University of Texas School of Law.

Gregory M. Babcock Vice President and Chief Accounting Officer Age: 38 Officer Since: 2019

Mr. Babcock has served as our Vice President and Chief Accounting Officer (Principal Accounting Officer) since August 2019. Previously, Mr. Babcock served as the Company’s Corporate Controller from May 2018 to August 2019. Prior to that, Mr. Babcock served as the Assistant Controller of Talos Energy LLC from September 2015 until the May 2018 business combination of Talos Energy LLC and Stone Energy Corporation pursuant to which Talos Energy LLC became a wholly owned subsidiary of the Company. Before his promotion to Assistant Controller, Mr. Babcock served as Financial Reporting Manager of Talos Energy LLC from May 2014 to September 2015. Prior to his tenure with Talos Energy LLC, Mr. Babcock worked for Deloitte & Touche, holding positions of increasing responsibility in audit and mergers and acquisitions transaction services. Mr. Babcock began his career with Deloitte & Touche in 2007. Mr. Babcock is a Certified Public Accountant and holds a MS in Finance and BBA in Accounting from Texas A&M University.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors held ten (10) meetings, consisting of both regular and special meetings, during 2021. During 2021, each of our incumbent directors attended at least 70% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which that director served (in each case, which were held during the period for which such incumbent director was a director and a member of the respective committee) except for Mr. Tichio who was recused from one meeting of the Board of Directors due to a potential conflict of interest. Excluding the meetings from which Mr. Tichio was recused, he attended at least 70% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which he served.

Executive Sessions. The Board of Directors holds regular executive sessions in which the Independent Directors meet without any non-independent directors or members of management. The purpose of these executive sessions is to promote open and candid discussion among the Independent Directors. The lead director, Mr. Goldman, presides at these meetings and provides the Board of Directors’ guidance and feedback to our management team.

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the Safety, Sustainability and Corporate Responsibility Committee.

Audit Committee. The primary responsibilities of the Audit Committee are to oversee our accounting and financial reporting processes as well as our affiliated and subsidiary companies, and to oversee the internal and external audit processes. The Audit Committee also assists our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that is provided to stockholders and others and the system of internal controls that management and the Board have established. The Audit Committee oversees the independent auditors, including their independence and objectivity. However, the Audit Committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the Audit Committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. The Audit Committee is also tasked with periodically reviewing all related party transactions in accordance with our applicable policies and procedures and making a recommendation to the Board regarding the initial authorization or ratification of any such transaction.

The responsibilities of the Audit Committee are further detailed in the “Audit Committee Charter” that is posted on our website, www.talosenergy.com, and the “Audit Committee Report” included in this Proxy Statement.

Pursuant to the Previous Stockholders’ Agreement, the Audit Committee consisted solely of “Company Independent Directors” until the date that the Stockholders’ Agreement terminated with respect to both the Apollo Funds and the Riverstone Funds.

For additional information regarding the terms of both the Previous Stockholders’ Agreement and the Stockholders’ Agreement, see “Proposal One: Election of Directors—Stockholders’ Agreements” and “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreements.”

The members of the Audit Committee are Messrs. Sledge (Chairman), Kendall and Juneau. The Audit Committee held eight meetings during 2021.

Compensation Committee. Responsibilities of the Compensation Committee, which are discussed in detail in the “Compensation Committee Charter” that is posted on the Company’s website at www.talosenergy.com, include, among other duties, the responsibility to:

•	periodically review and approve the compensation and other benefits for our employees, officers and Independent Directors;

•

review and approve corporate goals and objectives relevant to the compensation of our executive officers in light of those goals and objectives, and setting compensation for these officers based on those evaluations;

•	administer the issuance of stock awards under any stock compensation plans;

•	review and discuss with the Company’s management the Compensation Discussion and Analysis included in this Proxy Statement;

•	produce the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K included in this Proxy Statement;

•	otherwise discharge the Board’s responsibilities relating to compensation of the Company’s executive officers and directors; and

•	perform such other functions as the Board may assign to the Compensation Committee from time to time.

The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to its Chairman, any one of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. The Compensation Committee is also generally able to delegate authority to review and approve the compensation of our employees to certain executive officers, including with respect to stock option or stock appreciation rights grants made under any stock option plans, stock compensation plans or stock appreciation rights plans.

Meetings of the Compensation Committee may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board of Directors, consultants or advisors and such other persons as the Compensation Committee believes to be necessary or appropriate.

The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, “Committee Advisors”), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities. The Compensation Committee assesses the independence of any Committee Advisor prior to retaining such Committee Advisor.

The members of the Compensation Committee in 2021 were Messrs. Kendall (Chairman) and Mahagaokar and Ms. Wassenaar. The Compensation Committee held seven meetings during 2021. Ms. Wassenaar and Mr. Mahagaokar resigned from the Board of Directors and the Compensation Committee on December 8, 2021 and December 9, 2021, respectively, and their positions on the Compensation Committee have since been filled by Messrs. Sledge and Tichio.

Nominating & Governance Committee. The Nominating & Governance Committee, subject to the terms of the Stockholders’ Agreement, assists the Board with respect to (i) the organization and membership and function of the Board, including the identification and recommendation of director nominees and the structure and membership of each committee of the Board, (ii) corporate governance principles applicable to us and (iii) our policies and programs that relate to matters of corporate responsibility. The Nominating & Governance Committee, subject to the terms of the Stockholders’ Agreement, reviews and makes recommendations to the Board regarding the composition of the Board of Directors and the structure, format and frequency of the meetings. The Nominating & Governance Committee also reviews and makes recommendations to the Board regarding the nature, composition and duties of the committees of the Board and will review and consider any stockholder-recommended candidates for nomination to the Board.

Additional information regarding the functions performed by the Nominating & Governance Committee is set forth in the “Corporate Governance” and “Stockholder Proposals; Identification of Director Candidates” sections included herein and also in the “Nominating & Governance Committee Charter” that is posted on the Company’s website at www.talosenergy.com.

Pursuant to the Previous Stockholders’ Agreement, the Nominating & Governance Committee was required to be composed of three directors, including at least two “Company Independent Directors,” until the date that the Previous Stockholders’ Agreement terminated with respect to both the Apollo Funds and the Riverstone Funds. Pursuant to, and in accordance with the terms of the Stockholders’ Agreement, the Nominating & Governance Committee is required to be composed of at least three directors, including a “Riverstone Director,” for so long as the Riverstone Parties have the right to designate a “Riverstone Designee.” For additional information regarding the terms of the Stockholders’ Agreement, see “Proposal One: Election of Directors—Stockholders’ Agreements” and “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreements.”

The members of the Nominating & Governance Committee are Messrs. Goldman (Chairman), Tichio and Sledge. The Nominating & Governance Committee held four meetings during 2021.

Safety, Sustainability and Corporate Responsibility Committee. In February 2021, the Board approved a name change of the Safety Committee to the Safety, Sustainability and Corporate Responsibility Committee to more prominently reflect the committee’s oversight of sustainability and corporate responsibility matters. The Safety, Sustainability and Corporate Responsibility Committee reviews our safety programs and policies and recommends any proposed changes to the Board, monitors our compliance with our safety programs and policies and reviews our safety statistics and reviews significant public policy and legislative and regulatory issues or trends related to safety matters and provides us input with respect to such policies, issues and trends. The Safety, Sustainability and Corporate Responsibility Committee is also expected to meet with our management to review the implementation and effectiveness of our safety programs and policies. Additionally, the Safety, Sustainability and Corporate Responsibility Committee is tasked with the oversight and management of our environmental, social and governance initiatives as well as our sustainability and carbon capture initiatives.

The current members of the Safety, Sustainability and Corporate Responsibility Committee are Ms. Glover (Chairman) and Messrs. Juneau and Kendall. As noted above, Ms. Hommes previously served as chairman of the Safety, Sustainability and Corporate Responsibility Committee until her resignation on December 8, 2021. The Safety, Sustainability and Corporate Responsibility Committee appointed Ms. Glover to serve as Chairman of the Safety, Sustainability and Corporate Responsibility Committee. The Safety, Sustainability and Corporate Responsibility Committee held four meetings during 2021.

Director Compensation

We maintain a non-employee director compensation program pursuant to which members of the Board who are not employees of us or our subsidiaries or investment funds affiliated with or managed by Riverstone Holdings or Apollo are eligible for the following compensation:

•	Annual base retainer of $80,000 ($150,000 for the Non-Executive Chairman);

•

Supplemental retainer of (i) $25,000 for the chair of the Audit Committee, (ii) $15,000 for the chairs of the Compensation Committee and the Safety, Sustainability and Corporate Responsibility Committee, and (iii) $10,000 for the chair of the Nominating & Governance Committee;

•

Supplemental retainer of (i) $12,500 for members of the Audit Committee, (ii) $7,500 for members of the Compensation Committee and the Safety, Sustainability and Corporate Responsibility Committee, and (iii) $5,000 for members of the Nominating & Governance Committee;

•	$1,500 for each meeting (both in-person and telephonic) of the Board or a committee beyond 10 meetings of the Board or such committee; and

•	An annual equity award with a value equal to $160,000 ($230,000 for the Non-Executive Chairman).

The Non-Executive Chairman, who currently also serves as the Chairman of the Nominating & Governance Committee, is not eligible to receive the supplemental retainers provided to chairs and members of the committees. Each director is also reimbursed for reasonable travel and miscellaneous expenses incurred to attend meetings and activities of the Board and the committees.

In accordance with our non-employee director compensation program, we granted RSUs to each non-employee director on March 8, 2021, which vest in full on March 8, 2022, subject to the non-employee director’s continued service. In connection with the grant of RSUs, each non-employee director was provided the opportunity to defer the settlement of their RSUs until the earliest to occur of either the date such non-employee director incurs a “separation from service” or the fifth anniversary of the vesting date. Following the vesting date or such later date as elected by the director pursuant to the deferral election, these RSUs will be settled 60% in shares of our common stock and 40% in cash. Vesting of the RSUs will accelerate in full upon (i) a termination of the non-employee director’s service due to death or disability, (ii) a termination of the non-employee director’s service without cause and (iii) a “change in control” (as defined in the LTIP). Our non-employee directors are also subject to our Ownership Policy, as described above under “Compensation Discussion and Analysis—Other Matters—Stock Ownership Policy.”

2021 Director Compensation Table

The table below reflects the cash compensation earned during 2021 and the value of RSUs granted during 2021 by the members of the Board that are compensated by us for their service on the Board.

Name	Fees earned or paid in Cash	Stock Awards (1)	Total
Paula R. Glover	$55,990	$132,008	$187,998
Neal P. Goldman	$150,000	$228,088	$378,088
John “Brad” Juneau	$100,000	$158,670	$258,670
Donald R. Kendall, Jr.	$111,250	$158,670	$269,920
Rajen Mahagaokar (2)	$61,875	$0	$61,875
Charles M. Sledge	$110,000	$158,670	$268,670
James M. Trimble (3)	$52,500	$0	$52,500

(1)

Amounts in this column represent the aggregate grant date fair value of the RSUs granted to the directors during the 2021 Fiscal Year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The FASB ASC Topic 718 value for the RSUs was calculated using the average of the high and low price per share of our common stock on the date of grant, $13.11 for the awards to Messrs. Goldman, Juneau, Kendall and Sledge and $12.86 for the award to Ms. Glover, applied to the total number of RSUs granted. Additional information regarding the assumptions underlying these calculations is available in Note 8 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2021. As of December 31, 2021, the following unvested RSU awards were held by each non-employee directors: (i) for Mr. Goldman, 17,398 RSUs, (ii) for Messrs. Juneau, Kendall, and Sledge, 12,103 RSUs, and (iii) for Ms. Glover, 10,265, each of which became fully vested on March 8, 2022, except for Ms. Glover’s award, which will vest on May 12, 2022. Additionally, as of December 31, 2021, Messrs. Goldman and Sledge held 34,064 RSUs and 11,048 RSUs, respectively, which are fully vested but subject to deferred settlement on the earliest to occur of (a) the fifth anniversary of the vesting date, (b) death, (c) disability, (e) separation from service, or (f) change in control, unless a different election is made by the director in the year prior to grant.

(2)

Mr. Mahagaokar ceased providing services to Riverstone Holdings in September of 2021 but continued to serve on the Board until December 9, 2021. As a result, he was eligible to receive payment for his time on the board following his cessation of employment with Riverstone Holdings, which included a pro-rated payment of each of the annual base retainer and a supplemental retainer for his service on the Compensation Committee, as well as an additional cash payment equal to the value of the pro-rated equity award to which he was entitled but did not receive.

(3)	Mr. Trimble did not run for re-election to the Board at the 2021 Annual Meeting. As a result, his service on the Board terminated on May 11, 2021.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) with management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report.

Compensation Committee of the Board of Directors: Donald R. Kendall, Jr., Chairman Charles M. Sledge, Member Robert M. Tichio, Member

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis identifies the elements of compensation and explains the compensation objectives and practices for the individuals identified in the following table, who are referred to herein as our “Named Executive Officers,” for the fiscal year ended December 31, 2021 (the “2021 Fiscal Year”).

Name	Principal Position
Timothy S. Duncan	President and Chief Executive Officer
Shannon E. Young III	Executive Vice President and Chief Financial Officer
Robert D. Abendschein	Executive Vice President and Chief Operating Officer
John A. Parker	Executive Vice President of Exploration
William S. Moss III	Executive Vice President and General Counsel

Compensation Objectives and Practices

Our executive compensation program is designed to attract, retain and motivate talented executives who possess the knowledge and expertise to create long-term value for our stockholders. We structure our executive compensation program with a view towards promoting accountability to ensure that the interests of our management align with those of our stockholders. We believe that these goals are accomplished by tying components of our executive compensation program to measures of the Company’s short-term and long-term performance.

The chart below highlights several features of our executive compensation program.

What We Do	What We Don’t Do

✓  Pay for performance, including for sustained performance over multi-year performance periods

✓  Make a significant portion of compensation performance-based and at-risk

✓  Retain an independent compensation consultant

✓  Utilize an appropriate peer group in determining compensation elements and levels of pay

✓  Base acceleration of performance share unit awards on actual performance

✓  Maintain stock ownership guidelines

✓  Maintain a clawback policy

×   No excessive perquisites

×   No tax gross-ups

×   No current dividend payments on unvested equity awards

×   No single-trigger change in control payments or vesting of equity awards under our Long Term Incentive Plan

×   No hedging or pledging of Company securities

×   No individualized employment or severance agreements

Process for Setting Executive Compensation

Our Board determines and approves our executive compensation program based, in part, on the recommendations of the Compensation Committee and input from our independent compensation consultant and the executive officers.

Role of the Compensation Committee

Although the ultimate responsibility for executive compensation decisions lies with the Board, the Compensation Committee generally oversees our executive compensation program, and the Board’s decisions are typically made following a recommendation by the Compensation Committee.

Each member of the Compensation Committee meets the independence standards established by the NYSE. The Compensation Committee Charter generally provides the Compensation Committee with authority to (i) exercise oversight of our executive compensation policy, (ii) review, approve and recommend to the Board compensatory payments to our officers, (iii) review and modify decisions on individual non-officer employee compensation, (iv) review, modify and approve our peer companies, and (v) review and recommend to the Board the compensation for our non-employee directors. For more detailed information regarding the Compensation Committee, the current Compensation Committee Charter is posted under the “Corporate Governance & Board Committees” subsection of the “About Us” section of our website at www.talosenergy.com.

Role of the Compensation Consultant

During 2021, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. Meridian provided advice to and worked alongside the Compensation Committee and the Board in structuring our executive compensation program for the 2021 Fiscal Year. Meridian provided the Compensation Committee with relevant market and peer group compensation data and information on current trends and developments regarding executive and director compensation. The information provided by Meridian was utilized by the Board and the Compensation Committee in making decisions regarding executive and director compensation. The Compensation Committee also engaged independent legal counsel.

Meridian reported directly and exclusively to the Compensation Committee and did not provide any other services to us, management or our affiliates. Meridian did not make compensation-related decisions for the Compensation Committee, for the Board or otherwise with respect to us, and while the Compensation Committee and the Board generally reviewed and considered information and recommendations provided by Meridian, the Compensation Committee and the Board always retain the authority to make all compensation-related decisions. The Compensation Committee has the discretion to allow compensation consultants, including Meridian in 2021, to work directly with management in preparing or reviewing materials for the Compensation Committee’s consideration. During 2021, and after taking into consideration the factors listed in Section 303A.05(c)(iv) of the NYSE Listed Company Manual, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with Meridian and that Meridian is independent from management.

Role of the Executive Officers

Our Chief Executive Officer reviews compensation for all of our Named Executive Officers other than himself and makes compensation recommendations to the Compensation Committee and the Board; however, the Board makes the final determinations with respect to each Named Executive Officer’s compensation. Other members of management, particularly our human resources and legal personnel, provide relevant data and guidance to the Compensation Committee and the Board, as requested, to assist them in making compensation determinations and implementing those decisions. Our Chief Executive Officer and our General Counsel attend select meetings of the Compensation Committee and the Board to provide relevant information and input, as appropriate. During executive sessions of the Compensation Committee or the Board, our Chief Executive Officer and our General Counsel are excused.

Peer Group

The companies that comprise the peer group reflect companies in the oil and gas exploration and production industry against which we compete for business opportunities, investor capital and/or executive talent. Additional selection criteria utilized to evaluate the companies that comprise the peer group include: scope of operations; geographic location; financial and operational metrics (including value of assets, enterprise value, market capitalization, and revenue); and the availability of market compensation data. The Compensation Committee reviews the composition of the peer group annually and may consider modifications resulting from changes in business strategy, mergers and acquisitions, bankruptcies or other factors that may cause peer companies to no longer exist or to no longer be comparable.

Based on the application of the foregoing criteria, in 2021, the Compensation Committee and the Board, with input from Meridian, determined that the companies below reflect an appropriate peer group to inform decisions regarding 2021 compensation levels (the “2021 Peer Group”), which is different than the peer group utilized in determining relative total stockholder return for purposes of the performance share unit awards granted to the Named Executive Officers, as described below under “Elements of Compensation for the 2021 Fiscal Year—Long Term Incentive Awards”:

Bonanza Creek Energy, Inc.	Kosmos Energy Ltd.	Oasis Petroleum Inc.
Callon Petroleum Company	Laredo Petroleum, Inc.	PDC Energy, Inc.
Centennial Resource Development, Inc.	Magnolia Oil & Gas Corporation	QEP Resources, Inc.
Denbury Resources Inc.	Matador Resources Company	Southwestern Energy Company
Gulfport Energy Corporation	Murphy Oil Corporation	W&T Offshore, Inc.
HighPoint Resources Corporation

The 2021 Peer Group reflects the changes from the peer group used for 2020 reflected below. Companies were added based on the factors noted above and were removed either as a result of an acquisition or bankruptcy, except for EnVen Energy Corporation, which was removed because it ceased including compensation data in its filings.

Removed	Added
Carrizo Oil & Gas, Inc.	Murphy Oil Corporation
EnVen Energy Corporation
Extraction Oil & Gas, Inc.
Jagged Peak Energy Inc.
SRC Energy Inc.
Whiting Petroleum Corporation

Peer Group Compensation Review

To inform decisions regarding the compensation of our Named Executive Officers for 2021, the Compensation Committee considered a competitive review of the 2021 Peer Group prepared by Meridian. The 2021 review provided market data for each element of compensation, as well as information regarding the incentive plan designs and pay practices among the Peer Group. Compensation review data provided for each of our Named Executive Officers reflect the compensation paid to executives in similar positions at the companies in the 2021 Peer Group, based on Meridian’s proprietary oil and gas exploration and production industry survey database, supplemented by information in peer company public disclosures. The Compensation Committee used the compensation review as a reference point for assessing the overall competitiveness of our executive compensation program.

Setting Target Compensation

When setting 2021 target compensation levels for our Named Executive Officers, the Compensation Committee and the Board did not target any element of compensation, or overall compensation, to a particular benchmark level (e.g., median) of the 2021 Peer Group. Rather, the Compensation Committee used 2021 Peer Group data as one of several factors it takes into account when evaluating and setting each element of our executive compensation program. This helps to ensure that our compensation program is competitive with the market, which allows us to attract and retain executive officers with the requisite talent and experience to help us achieve our short- and long-term goals. The Compensation Committee and the Board will periodically review and adjust the peer group to ensure that the companies within the peer group are appropriate for use in making compensation decisions.

2021 Say-on-Pay Vote

Last year, our stockholders overwhelmingly approved, on a non-binding advisory basis, the compensation of our Named Executive Officers for the fiscal year ended December 31, 2021. Advisory votes in favor of such compensation were cast by over 99% of the votes cast affirmatively or negatively by the holders entitled to vote on such proposal. The Board and the Compensation Committee took the results of the “Say-on-Pay” vote into account when evaluating the compensation of our Named Executive Officers for the 2021 Fiscal Year. Based in part on the level of support from our stockholders, the Board and the Compensation Committee elected to generally maintain the overall structure of the compensation program for our Named Executive Officers during the 2021 Fiscal Year with only a few adjustments to the various components, which are described in this “Compensation Discussion and Analysis.” As discussed in more detail in Proposal THREE below, the Board has recommended that stockholders vote, on a non-binding advisory basis, to approve the compensation paid to our Named Executive Officers during the 2021 Fiscal Year, as described more fully below.

Elements of Compensation for the 2021 Fiscal Year

To maintain an appropriate balance between fixed and variable compensation and to ensure that a significant portion of each Named Executive Officer’s compensation is tied to the achievement of short-term and long-term goals, the Board, following the recommendation of the Compensation Committee, determined that the following compensatory elements were appropriate for our Named Executive Officers in the 2021 Fiscal Year:

•	Base salary;

•	Awards under our annual incentive program (“AIP”);

•	Long-term equity awards in the form of restricted stock units and performance share units;

•	Health and welfare and qualified retirement benefits; and

•	Limited perquisites.

Base Salary

The base salaries provided to our Named Executive Officers are a fixed portion of their total compensation that reflects their responsibilities, expertise, experience and tenure.

In March of 2020, the Compensation Committee and the Board approved increases in base salaries for each of the Named Executive Officers before the severity of the COVID-19 pandemic and the likely economic repercussions thereof became clear. Once more was known about the COVID-19 pandemic, the Compensation Committee and the Named Executive Officers agreed not to implement the base salary increases approved in March of 2020. As a result, the Named Executive Officers forewent any increase in base salary during 2020. After reviewing the base salaries of executive officers in the Peer Group and upon recommendation by the Compensation Committee, on March 8, 2021, the Board approved an increase in base salaries for each Named Executive Officer to better align their compensation with Peer Group practices. The table below reflects the base salaries for the Named Executive Officers in 2020 and 2021.

Name	2019 and 2020 Base Salary	2021 Base Salary
Timothy S. Duncan	$700,000	$800,000
Shannon E. Young III	$460,000	$500,000
Robert D. Abendschein	$475,000	$500,000
John A. Parker	$420,000	$435,000
William S. Moss III	$400,000	$415,000

Annual Incentive Program

We provide annual incentive program (“AIP”) awards to motivate our Named Executive Officers to achieve specific financial, operational and strategic goals that are aligned with creation of stockholder value. Performance is measured on an annual basis relative to pre-established performance criteria.

Establishing 2021 Target Annual Incentive Program Awards

The target AIP award for each of our Named Executive Officers was set by the Board following discussions between and with the Compensation Committee and Meridian, and a review of the target AIP award opportunities for similarly situated executives at companies in our 2021 Peer Group. The individual targets for the 2021 Fiscal Year, expressed as a percentage of base salary, are set forth in the following table for each of our Named Executive Officers. The individual targets were unchanged from the individual targets established for the 2019 and 2020 fiscal years. The threshold amount and maximum amount that could become payable under the AIP for the 2021 Fiscal Year were 50% and 150% of each Named Executive Officer’s target, respectively.

Name	2021 Target AIP Awards (% of Base Salary)
Timothy S. Duncan	125%
Shannon E. Young III	80%
Robert D. Abendschein	80%
John A. Parker	80%
William S. Moss III	80%

2021 Annual Incentive Program Measures and Goals

For the 2021 Fiscal Year, AIP awards based on our achievement of the following performance measures:

Performance Measure:	Rationale for Selecting Performance Measure:
Financial Performance Measures (including free cash flow generation, Adjusted EBITDA, and capital efficiency (PVI), each as described below)	Provides an incentive to achieve strong cash flow generation and accretive returns on invested capital, which are key drivers of stockholder value

Health, Safety and Environment (“HSE”) Measures (measures the total recordable incident rate (“TRIR”))	Emphasizes the importance of safety as a critical aspect of our culture

Environmental, Social and Governance (“ESG”) Measures (evaluates whether the Company has executed key initiatives that aid in making progress towards the Company’s 2025 Greenhouse Gas Intensity Reduction goal)	Ensures we continue to make progress over the short-term towards the achievement of our longer-term ESG goals

Key Strategic Initiatives (analysis regarding achievement of broad strategic financial and operational goals and initiatives and may include individual performance)	Provides an incentive to achieve broader strategic goals and initiatives, outstanding individual performance, and to recognize other relevant factors

The Compensation Committee made certain changes to the composition and weighting of the performance measures from those used in the 2020 AIP award design. These modifications reflect an effort to streamline the program and put additional emphasis on goals our stockholders increasingly value (e.g., the establishment and achievement of ESG goals) while de-emphasizing goals that have become less important to our stockholders in recent years (e.g., production). In 2021, we eliminated (i) production and (ii) INC/Comp Ratio (the number of incidents of non-compliance compared to the number of safety devices tested during offshore inspections and facility visits where rig or wellwork is being performed by the Bureau of Safety and Environmental Enforcement) as performance metrics and added progress on ESG initiatives as performance metrics. We also increased the weighting of the Adjusted EBITDA metric from 15% to 20% (so that a total of 60% of the AIP metrics remain devoted to the achievement of financial performance goals), and Total TRIR from 5% to 10% (so that a total of 10% of our AIP remains dedicated to HSE measures). The Compensation Committee retains the authority to adjust the performance measures.

2021 Achieved Performance and Payout

The weighting of these performance measures, the 2021 Fiscal Year threshold, target and maximum levels of performance for the 2021 Fiscal Year, the actual results for the 2021 Fiscal Year and the payout percentage for the 2021 Fiscal Year are set forth in the table below.

Performance Measure	Weighting for Each Measure	2021 Fiscal Year Threshold (50%)	2021 Fiscal Year Target (100%)	2021 Fiscal Year Maximum (150%)	Actual Results for 2021 Fiscal Year	2021 Fiscal Year Weighted Payout Percentage
Financial Performance
Free Cash Flow Generation (1)	20%	$58 MM	$77 MM	$96 MM	$135 MM	30%
Adjusted EBITDA (2)	20%	$500 MM	$546 MM	$580 MM	$606 MM	30%
Capital Efficiency (PVI) (3)	20%	2.00	2.49	3.00	3.03	30%
HSE Performance
Total TRIR	10%	0.55	0.50	0.45	0.48	12%
ESG
Progress on ESG Initiatives (4)	10%	Near Expectations	Met Expectations	Exceeded Expectations	Exceeded Expectations	15%
Strategic Initiatives
Strategic Initiatives (5)	20%	Near Expectations	Met Expectations	Exceeded Expectations	Met Expectations	20%
PAYOUT PERCENTAGE						137%

(1)

Free Cash Flow Generation represents Adjusted EBITDA less capital expenditures, plugging & abandonment and interest expense reflected on the statement of operations. Capital expenditures is calculated as the change in total property and equipment reflected on the balance sheet plus (i) the write-down of oil and natural gas properties as reflected on the statement of operations, (ii) other deferred payments as reflected in the statement of cash flows, (iii) $4.9 million of proceeds associated with the sale of the Lafayette office building and $3.8 million attributable to net acquisition and divestiture activity less (a) share-based compensation costs capitalized to oil and gas properties as reflected in the notes to the consolidated financial statements and (b) $1.6 million of asset retirement costs capitalized comprised of changes in estimates and obligations acquired, incurred and divested as disclosed in the notes to the consolidated financial statements. Plugging & abandonment is equal to settlement of asset retirement obligations as reflected on the statement of cash flows.

(2)

Adjusted EBITDA represents EBITDA plus non-cash write-down of oil and natural gas properties, (gain) loss on debt extinguishment, transaction and non-recurring expenses, the net change in the fair value of derivatives (mark to market effect, net of cash settlements and premiums related to these derivatives), non-cash (gain) loss on sale of assets, non-cash write-down of other well equipment inventory and non-cash equity-based compensation expense. EBITDA represents net income (loss) plus interest expense, income tax expense (benefit); depreciation, depletion and amortization; and accretion expense. Additional information regarding the calculation of Adjusted EBITDA is available in the section entitled “Supplemental Non-GAAP Measure – EBITDA and Adjusted EBITDA” included in our Form 10-K for the fiscal year ended December 31, 2021.

(3)

In 2021 this metric was titled “Discounted Cash on Cash Multiple” but it is calculated using exactly the same methodology as the metric used here entitled “Capital Efficiency.” Capital Efficiency represents proved and probable cash flows discounted at 10% of future cash flow streams (without invested capital), divided by the expected full cycle investment. This calculation does not include corporate charges such as

G&A Expense and is not derived from the audited financial statements. The effective date for the discounted calculation is the beginning of the fiscal year and the budgeted oil and gas price is used in each of the pre-drill and post-drill evaluations.
(4)	The Board’s analysis regarding whether the Company has executed key initiatives that aid in making progress towards the Company’s 2025 greenhouse gas intensity reduction goal.
(5)

The Strategic Initiatives most relevant for analysis are determined by the Board but include the achievement of broad strategic financial and operational goals and initiatives and may include individual performance.

Following the completion of 2021, the Compensation Committee reviewed and certified the Company’s actual performance results relative to the quantitative goals established at the beginning of the year. The Compensation Committee also evaluated achievements relative to our two qualitative performance measures: Progress on ESG Initiatives and Strategic Initiatives.

When establishing the payout percentage for our Progress on ESG Initiatives for 2021, the Compensation Committee considered the substantial actions taken by the Company in 2021 to meet our emissions intensity target for 2025, including:

•	reduction of methane emissions by converting cold vents to non-routine flaring if necessary;

•	reduction of overall venting volumes and shutting in facilities that are no longer economical;

•	implementation of gas detection and forward-looking infrared radar programs at each of our Gulf of Mexico facilities to identify, resolve or reduce methane leaks and electrical hot spots; and

•	reduction of methane emissions by converting gas driven pumps and controllers from pneumatic gas to compressed air through the use of solar and wind powered air compressors.

The development of our carbon capture and sequestration business was a substantial consideration for the Compensation Committee when evaluating performance with respect to both Progress on ESG Initiatives as well as Strategic Initiatives. Other factors considered when evaluating our performance with respect to Strategic Initiatives for 2021 included:

•	Exceeded Free Cashflow generation expectation despite major hurricane-related downtime;

•	Substantially reduced leverage;

•	Materially improved liquidity;

•	Favorably reconstituted our revolving bank loan in a challenging market;

•	Launched sustainability and carbon capture initiatives that can potentially create differentiated long-term value for our stockholders; and

•	Announced the Puma West discovery with bp/CVX, leading to additional leasing to exploit this discovery.

AIP awards for our Named Executive Officers are calculated by multiplying the payout percentage by each Named Executive Officer’s target award. The Compensation Committee retains the discretion to increase (including above 150%) or reduce the payout percentage of each Named Executive Officer’s AIP award. The table below includes the target AIP awards, payout percentages, and actual AIP award payments for 2021.

Name	2021 Target AIP Award ($)	Payout Percentage	Actual AIP Award Payment
Timothy S. Duncan	$1,000,000	137%	$1,370,000
Shannon E. Young III	$400,000	137%	$548,000
Robert D. Abendschein	$400,000	137%	$548,000
John A. Parker	$348,000	137%	$476,760
William S. Moss III	$332,000	137%	$454,840

Long-Term Incentive Awards

At the 2021 Annual Meeting of Stockholders of the Company, the Company’s stockholders approved the Talos Energy Inc. 2021 Long Term Incentive Plan (the “2021 LTIP”), which had previously been approved by the Board. The 2021 LTIP provides the Company with the flexibility to grant a wide range of equity and equity-based awards and is also used as the umbrella under which the Company’s AIP is administered.

Long-term incentive (“LTI”) awards are intended to balance retention of our executive team and alignment of our Named Executive Officers’ interests with those of our stockholders. Each year, the Compensation Committee sets the total targeted LTI value appropriate for each Named Executive Officer, taking into account Peer Group data and each Named Executive Officer’s contribution to our success, level of responsibility and experience. For the 2021 Fiscal Year, each Named Executive Officer’s total targeted LTI value was allocated 1/3 to grants of time-based restricted stock units (“RSUs”) and 2/3 to grants of performance share units (“PSUs”). Historically, LTI awards to our Named Executive Officers have been equally allocated between these two award types. The Compensation Committee recommended, and the Board approved, an increase in the proportion of the awards composed of PSUs for 2021 in order to increase the proportion of LTI awards that is based on stockholder return. Please see “Summary Compensation Table” and “Grants of Plan-Based Awards Table” below for more information on the RSU awards and PSU awards granted during the 2021 Fiscal Year.

2021 Restricted Stock Unit Awards

On March 8, 2021, the Board, upon recommendation by the Compensation Committee, approved the grant of RSUs to each Named Executive Officer. These RSU awards vest ratably on each of the first three anniversaries of the date of grant, subject to each Named Executive Officer’s continued employment through each vesting date. Following vesting, each RSU that vests is settled in one share of our common stock.

2021 Performance Share Unit Awards

On March 8, 2021, the Board, upon recommendation by the Compensation Committee, approved the grant of PSUs to each Named Executive Officer. The PSU awards vest based on our relative total stockholder return (“Relative TSR”) over the three-year performance period commencing on January 1, 2021 and ending on December 31, 2023, subject to the Named Executive Officer’s continued employment through the end of the performance period. Our Relative TSR is determined by ranking our total stockholder return against the total stockholder return of each of the following companies, our “PSU Peer Group,” over the three-year performance period.

Bonanza Creek Energy, Inc.	Kosmos Energy Ltd.	Murphy Oil Corporation
Callon Petroleum Company	Laredo Petroleum, Inc.	PDC Energy, Inc.
Centennial Resource Development, Inc.	Magnolia Oil & Gas Corporation	SM Energy Company
Cimarex Energy Co.	Matador Resources Company	W&T Offshore, Inc.
SPDR S&P Oil & Gas Exploration and Production ETF

Historically, the PSU Peer Group has consisted solely of companies that our Compensation Committee and Board feel are most similar to us in terms of operation, size and geographic location. In 2021, the SPDR S&P Oil & Gas Exploration and Production ETF was added as a member of the PSU Peer Group to emphasize the importance of our share price performance against the full range of companies in the broader oil and gas industry.

At the conclusion of the performance period, the percentage of the target PSUs that becomes earned and vested is determined in accordance with the following payout schedule utilizing linear interpolation between achievement levels; however, (i) if achievement of Relative TSR is greater than the target achievement level (50th percentile for 2021) and our total shareholder return (“TSR”) performance is between 0% and negative 10%, the percentage of target PSUs that vest will be reduced by one-half the difference between (a) the percentage determined in accordance with the table below and (b) 100%, and (ii) if achievement of Relative TSR is greater than the target achievement level and our TSR is less than negative 10% then the percentage of target PSUs that vest will not exceed 100% of target, regardless of our Relative TSR ranking (the “Negative TSR Reduction”). The Board believes the Negative TSR Reduction strongly encourages the achievement of positive TSR while ensuring that the PSUs continue to motivate our Named Executive Officers to outperform our competitors even in a negative TSR environment. Following the end of the performance period, each PSU that becomes earned and vested is settled in one share of our common stock.

Level	Relative TSR Performance (Percentile Rank vs Peers)	Earned PSUs (% of Target)
< Threshold	< 30th Percentile	0%
Threshold	30th Percentile	50%
Target	50th Percentile	100%
Stretch	70th Percentile	150%
Maximum	> 90th Percentile	200%

If certain corporate events occur with respect to an entity in our Peer Group, the PSUs provide for adjustments to be made to the Peer Group depending on the nature of the event.

Actions Following Fiscal Year End

Certain funds and other alternative investment vehicles managed by the Apollo Funds have historically held significant ownership interests in the Company. During 2021, the Apollo Funds (i) decided to exit their investment in the Company and implemented a 10b5-1 plan to sell our shares and (ii) required that we arrange several secondary offerings. As a result, the Apollo Funds sold over 16 million shares of our stock (which represented approximately 20% of all outstanding shares) (the “Apollo Sales”). Sales of this magnitude over a short period of time can create technical pressure on the stock price of a company, as was the case in this instance. The performance period for the PSUs granted in 2019 ended on December 31, 2021. Primarily as a result of the Apollo Sales, we did not achieve threshold performance with respect to the 2019 PSUs, as certified by the Compensation Committee in early 2022. As a result, these awards are no longer outstanding and the Named Executive Officers did not receive any shares or other consideration with respect to these awards. By early 2022 it was clear that the PSUs outstanding at that time (those initially granted in 2020 and 2021) would also likely fail to reach threshold performance. The Board believed that the Apollo Sales created a technical issue that may have restrained the price of our stock irrespective of financial performance and materially altered our ability to achieve the threshold performance required for the outstanding PSUs to vest. As a result, the Board determined that this portion of our incentive program no longer provided appropriate incentives or retention for our management. Because the PSUs have historically represented such a large portion of the annual compensation for the Named Executive Officers, the Board felt we faced a high risk of losing key executive talent if action was not taken to address this loss of value that occurred largely for reasons outside the control of our Named Executive Officers.

On March 5, 2022, the Board made a one-time decision to cancel the outstanding PSUs granted in each of 2020 and 2021 currently held by our Named Executive Officers. In connection with this cancellation, the Board granted a number of restricted share units equal to the target number of PSUs granted to the Named Executive Officers in each of 2019, 2020, and 2021 (the “Retention RSUs”), since each of these awards was materially impacted by the Apollo Sales.

The Retention RSUs will vest ratably each year over two years, generally contingent upon continued employment through each such date. Each of the Named Executive Officers entered into a Performance Share Unit Cancellation and Release Agreement (the “Cancellation Agreement”) with the Company on March 8, 2022, whereby the Named Executive Officers consented to the cancellation of the PSUs granted to them in each of 2020 and 2021 (the PSUs still outstanding as of such date) in exchange for the grant of the Retention RSUs. The

Cancellation Agreement includes a release of claims with respect to the cancelled PSUs. The table below specifies the number of PSUs cancelled and Retention RSUs granted with respect to each of the Named Executive Officers on March 5, 2022.

	PSU Awards that Failed to be Earned or were Cancelled				Retention RSU Awards Granted
	2019	2020	2021	Total	Total
Timothy S. Duncan	73,638	152,092	201,715	427,445	427,445
Shannon E. Young III	21,755	58,936	78,165	158,856	158,856
Robert D. Abendschein		45,628	60,515	106,143	106,143
John A. Parker	22,092	49,430	65,558	137,080	137,080
William S. Moss III	20,865	47,529	63,036	131,430	131,430

The Compensation Committee and the Board felt it was important to replace the intended value of the 2019, 2020, and 2021 PSUs with the Retention RSUs rather than cash retention payments to ensure that the Named Executive Officers continue to be aligned with our stockholders and motivated to increase the value of our shares, irrespective of the unique challenges they may currently face in that respect. The grant of the Retention RSUs will be accounted for as a modification beginning in the first quarter of 2022 and will be reported in the Summary Compensation Table in the proxy filed in 2023. The Compensation Committee and the Board continue to value PSUs as a motivational and compensatory tool and have taken a fresh approach to these awards in 2022 in an effort to ensure that this one-time action does not have to be repeated in the future. The details of the 2022 PSU grants will be disclosed in the proxy statement filed by us in 2023, consistent with the applicable SEC rules.

Other Benefits

Health and Welfare Benefits

We offer participation in health and welfare plans to all of our employees, including our Named Executive Officers.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan in which our Named Executive Officers participate. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code (the “Code”) where employees, including our Named Executive Officers, are allowed to contribute portions of their eligible compensation to a tax-qualified retirement account. Generally, we provide discretionary matching contributions equal to 50% of the first 12% of employees’ eligible compensation contributed to the plan. Employees generally become vested in 25% of the matching contributions made to their tax-qualified retirement account per year for four years. Employees become 100% vested in the matching contributions made to their tax-qualified retirement account upon death, disability or retirement on or after normal retirement age (i.e., age 65). Employees may receive a distribution of the vested portion of their tax-qualified retirement accounts upon (i) a termination of employment, (ii) normal retirement, (iii) disability or (iv) death.

Life Insurance

We provide group term life insurance to all of our employees, including the Named Executive Officers, equal to 2.5 times base salary up to a maximum of $500,000.

Limited Perquisites

In 2021, we provided to our Named Executive Officers a limited number of low-cost perquisites, including parking, limited airline club and gym membership reimbursement. We provided these perquisites to ensure that our compensation program as a whole remains commensurate with compensation and benefits provided by companies with which we compete for executive talent.

Amended and Restated Executive Severance Plan

On October 21, 2020, the Board adopted the Talos Energy Operating Company LLC Amended and Restated Executive Severance Plan (the “Amended Severance Plan”), which amends and replaces the Talos Energy Operating Company LLC Executive Severance Plan adopted on August 29, 2018 (the “Original Plan”). The Amended Severance Plan, like the Original Plan, provides that each of our Named Executive Officers are entitled to receive severance benefits following certain terminations of employment. Each participant in the Amended Severance Plan is subject to certain confidentiality, non-solicitation and non-disparagement covenants. The Board maintains the Amended Severance Plan to align the severance benefits with the severance benefits provided by companies with which we compete for executive talent. Our Compensation Committee and Board believe that a severance policy is preferable to individually negotiated agreements because it ensures continuity of terms between members of our executive team and provides for ease of administration. Please see “Potential Payments Upon Termination of Change in Control—Amended and Restated Executive Severance Plan” for more information.

Other Matters

Tax and Accounting Implications of Executive Compensation Decisions

The Compensation Committee and the Board review and consider the tax, accounting, and securities law implications of our executive compensation program when making determinations.

As a public corporation, we are subject to the deduction limitations under Section 162(m) of the Code (“Section 162(m)”). Section 162(m) prohibits deductions for compensation paid in excess of $1 million during a single fiscal year to certain executive officers. The Compensation Committee is mindful of these limitations but reserves the right to pay non-deductible compensation to our executive officers if the Compensation Committee determines that such compensation is in the best interests of the Company.

We account for RSU awards and PSU awards in accordance with FASB ASC Topic 718, which requires us to estimate the expense of an award over the vesting period applicable to such award.

Anti-Hedging and Anti-Pledging Policies

We maintain an insider trading policy that applies to all employees of the Company and its subsidiaries, including the Named Executive Officers, all members of the Board, and all contractors, consultants and outside advisors who have access to material nonpublic information. The insider trading policy also applies to family members, other members of a person’s household, and entities controlled by a person covered by the insider trading policy.

Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, our insider trading policy prohibits directors, officers, employees and their designees, from engaging in any such transactions.

Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, directors, officers and other employees are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Stock Ownership Policy

In 2019, we adopted the Talos Energy Inc. Stock Ownership Policy (the “Ownership Policy”) applicable to senior executives identified by the Compensation Committee, including the Named Executive Officers, and non-employee directors with the goal of aligning the interests of such senior executives and non-employee directors with those of our stockholders. The ownership requirements are as follows:

Title	Required Ownership
Chief Executive Officer	5x base salary
All Other Named Executive Officers	2x base salary
Other Senior Executives	1x base salary
Non-Employee Directors	5x annual cash retainer

The Chief Executive Officer and the Compensation Committee reviews on an annual basis the ownership levels of senior executives and non-employee directors. In determining ownership levels, we include shares of our common stock owned outright by the officer or director, unvested time-based restricted shares and restricted stock units and shares of our common stock owned by the officer or director through our retirement and benefit plans. We do not include unexercised stock options or unearned performance shares or performance share units in determining ownership levels. Senior executives are expected to achieve their requisite ownership levels within five years of the later of (i) the implementation of the Ownership Policy or (ii) the applicable date of hire, promotion or salary increase for the executive, and non-employee directors must achieve their requisite ownership levels within five years of the later of (a) the implementation of the Ownership Policy or (b) the applicable date of the first election to the Board or increase in annual cash retainer. If a participant is not in compliance with the Ownership Policy, the Compensation Committee may use its discretion to impose a stock holding requirement or take any other action it deems appropriate.

Clawback Policy

On February 4, 2020, we adopted the Talos Energy Inc. Executive Compensation Clawback Policy (the “Clawback Policy”). Under the terms of the Clawback Policy, in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws, the Compensation Committee or the Board may cause the Company to recover the amount of any incentive compensation granted, awarded or paid to a covered employee within the preceding 36-month period to the extent the value of such compensation was in excess of the amount of incentive compensation that would have been granted, awarded or paid had the financial statements been in compliance with the financial reporting requirements. Each executive officer, including our Named Executive Officers and former executive officers, are considered “covered employees” for purposes of the Clawback Policy.

Risk Assessment and Mitigation

The Compensation Committee has reviewed our executive and non-executive compensation programs and believes that they do not encourage excessive or unnecessary risk-taking. We believe that any risk inherent in our compensation programs is unlikely to have a material adverse effect on us. In designing and implementing our award structure, the Compensation Committee worked closely with Meridian to mitigate risks and to minimize the creation of imprudent incentives for our executives. We do not believe that our performance-based compensation encourages unnecessary risks because the executive pay mix is sufficiently diversified over several performance metrics as well as short-term and long-term compensation and fixed and variable compensation.

Our compensation program structure and policy includes the following features to safeguard against excessive risk-taking:

✓	Payments under our AIP are based upon a variety of performance metrics, thereby diversifying the risk associated with any single performance indicator;

✓	Our PSUs have performance periods of three years, which encourages executives to focus on sustaining the performance of the Company and its stock price over a period of years;

✓	We pay compensation that is competitive with the market and our industry peers, while not being excessive;

✓

Our compensation mix is balanced among fixed and variable components, annual and long-term compensation, and cash and equity that reward performance in the Company’s and our executives’ long-term best interests;

✓	Our incentive compensation plans include a cap on the maximum payout, subject to the Compensation Committee’s discretion, and implement design features that do not encourage excessive risk-taking; and

✓	Our insider trading policy contains a general anti-hedging and anti-pledging policy for all insiders.

We believe that our executive compensation program provides our executive officers with appropriate rewards for sustained performance, without giving unnecessary weight to any one factor or type of compensation, and avoids excessive risk. Our compensation structure is designed to encourage sustained performance over a long-term period. Based on the foregoing, the Compensation Committee has concluded that the risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on us.

Summary Compensation Table

The table below sets forth the annual compensation earned by the Named Executive Officers during the fiscal years ended December 31, 2019, December 31, 2020 and December 31, 2021.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Timothy S. Duncan	2021	$800,674	—	$5,146,764	—	$1,370,000	$9,750	$7,327,188
President and Chief	2020	$705,754	—	$3,984,811	—	$632,250	$9,750	$5,332,565
Executive Officer	2019	$701,727	—	$4,101,637	—	$805,000	$9,500	$5,617,864
Shannon E. Young III	2021	$500,763	—	$1,994,386	—	$548,000	$13,000	$3,056,149
Executive Vice President,	2020	$463,781	$27,680	$1,544,123	—	$272,320	$1,062	$2,308,966
Chief Financial Officer	2019	$284,095	—	$1,590,943	—	$212,412	—	$2,087,450
Robert D. Abendschein	2021	$500,991	—	$1,544,046	—	$548,000	$13,000	$2,606,037
Executive Vice President	2020	$415,487	$3,800	$1,195,453	—	$281,200	$3,288	$1,899,228
and Chief Operating Officer
John A. Parker	2021	$435,964	—	$1,672,713	—	$476,760	$13,000	$2,598,437
Executive Vice President	2020	$423,452	$3,360	$1,295,067	—	$248,640	$13,000	$1,983,519
of Exploration	2019	$421,074	—	$1,230,524	—	$309,120	—	$1,960,718
William S. Moss III	2021	$415,909	—	$1,608,364	—	$454,840	$13,000	$2,492,113
Executive Vice President	2020	$403,288	$3,200	$1,245,259	—	$236,800	$13,000	$1,901,547
and General Counsel	2019	$401,019	—	$1,162,181	—	$294,400	$12,500	$1,870,100

(1)

Amounts in this column for each Named Executive Officer represent the aggregate grant date fair value of the RSUs and PSUs granted to each of the Named Executive Officers on March 8, 2021, calculated in accordance with FASB ASC Topic 718. The Company has elected not to estimate forfeitures at grant and, instead, accounts for them when they occur. As a result, the figures in the table above do not include an estimation of forfeitures. The FASB ASC Topic 718 value for the RSUs was calculated using the average of the high and low price per share of our common stock on the date of grant applied to the total number of RSUs granted. The FASB ASC Topic 718 grant date fair value of the PSUs was determined using a Monte Carlo simulation. Additional information regarding the assumptions underlying these calculations is available in Note 8 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2021. In 2021, the Board approved the grant of RSUs and PSUs by approving the following dollar values for each Named Executive Officer which were divided by the average of the high and low trading price on March 5, 2021 to determine how many awards were granted (2/3 of which were granted as PSUs and 1/3 of which were granted as RSUs): $4,000,000 for Mr. Duncan; $1,550,000 for Mr. Young; $1,200,000 for Mr. Abendschein; $1,300,000 for Mr. Parker; and $1,250,000 for Mr. Moss. These figures differ substantially from the figures in the table above as a result of the rules applicable to account for these awards, particularly the PSUs, under FASB ASC Topic 718.
(2)

Amounts in this column represent the portion of the AIP awards for performance in the 2021 Fiscal Year determined based on actual achievement of the applicable performance metrics. See “Elements of Compensation for the 2021 Fiscal Year—Annual Incentive Program” above for additional information regarding these awards.

(3)	Amounts in this column only include our match of 401(k) plan contributions in the 2021 Fiscal Year for each Named Executive Officer.

Grants of Plan-Based Awards Table

The following table includes information regarding the AIP awards, RSU awards and PSU awards granted to the Named Executive Officers during the 2021 Fiscal Year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Timothy S. Duncan		$500,000	$1,000,000	$1,500,000
	03/08/21				100,858	201,715	403,430		$3,824,516
	03/08/21							100,858	$1,322,248
Shannon E. Young III		$200,000	$400,000	$600,000
	03/08/21				39,083	78,165	156,330		$1,482,008
	03/08/21							39,083	$512,378
Robert D. Abendschein		$200,000	$400,000	$600,000
	03/08/21				30,258	60,515	121,030		$1,147,364
	03/08/21							30,258	$396,682
John A. Parker		$174,000	$348,000	$522,000
	03/08/21				32,779	65,558	131,116		$1,242,980
	03/08/21							32,779	$429,733
William S. Moss III		$166,000	$332,000	$498,000
	03/08/21				31,518	63,036	126,072		$1,195,163
	03/08/21							31,518	$413,201

(1)

Amounts in these columns represent the estimated payouts for AIP awards for the 2021 Fiscal Year assuming threshold, target and maximum achievement. The actual amounts paid to our Named Executive Officers for the 2021 Fiscal Year can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, above. See “Elements of Compensation for the 2021 Fiscal Year—Annual Incentive Program Awards” above for additional information regarding these awards.

(2)

These amounts represent the threshold, target and maximum number of PSUs that may become earned pursuant to the PSUs granted to the Named Executive Officers during the 2021 Fiscal Year. The number of PSUs which ultimately become earned is based on our Relative TSR performance over the three-year performance period ending on December 31, 2023, subject to the Named Executive Officer’s continued employment.

(3)

Amounts in this column represent RSUs granted to the Named Executive Officers during the 2021 Fiscal Year which vest as to one-third on each of March 8, 2022, March 8, 2023 and March 8, 2024, subject to the Named Executive Officer’s continued employment.

(4)

These amounts represent the aggregate grant date fair value of PSUs and RSUs granted during the 2021 Fiscal Year to the Named Executive Officers, calculated in accordance with FASB ASC Topic 718. The Company has elected not to estimate forfeitures at grant and, instead, accounts for them when they occur. As a result, the figures in the table above do not include an estimation of forfeitures.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Series B Unit Awards

In connection with the Stone Combination in May 2018, the Series B Units in Talos Energy LLC, including those held by our Named Executive Officers, were exchanged for an equivalent number of Series B Units in each of AP Talos Energy LLC (“AP Equityco Units”) and Riverstone Talos Energy Equityco LLC (“RSH Equityco Units” and together with the AP Equityco Units, the “Exchanged Units”). The Exchanged Units received in the exchange remain subject to the same terms and conditions applicable to the Series B Units in Talos Energy LLC prior to such exchange, including with respect to vesting.

In addition to the Exchanged Units, in connection with the Stone Combination in May 2018, each of our Named Executive Officers other than Messrs. Young and Abendschein received Series B Units in each of AP Talos Energy Debtco LLC (“AP Debtco Units”) and Riverstone Talos Energy Debtco LLC (“RSH Debtco Units,” and together with the AP Debtco Units, the “New Series B Units”), which are intended to constitute “profits interests” for federal tax purposes. Each of Apollo Talos Holdings, L.P., the manager of AP Talos Energy Debtco LLC, and Riverstone V Talos Holdings, L.P., the manager of Riverstone Talos Energy Debtco LLC, determined it was appropriate to grant the New Series B Units, and neither the Board nor the board of Talos Energy LLC were involved in approving the grants.

The New Series B Units mirror the number and vesting schedule of the Exchanged Units so that they will vest in tandem. As a result, a portion of the New Series B Units were fully vested on the date of grant and the unvested New Series B Units granted will vest at the same time and under the same circumstances as the unvested Exchanged Units. The Exchanged Units and thus, the New Series B Units, generally provide for vesting of 80% of the award in equal monthly installments beginning on the last day of the month of the original grant (not the exchange date) and continuing on the last day of each month for a total of 48 months, so long as the Named Executive Officer remains employed through each vesting date. The remaining 20% will only vest upon the occurrence of a Vesting Event (as defined below under “Potential Payments Upon Termination or Change in Control—Series B Unit Award Agreements”). Any portion of the New Series B Units that vest on the basis of time and remain unvested as of a Vesting Event will also become vested upon such Vesting Event.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table reflects information regarding outstanding unvested RSUs, PSUs, AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units held by our Named Executive Officers as of December 31, 2021.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($) (5)	Option Expiration Date (5)	Number of Shares or Units of Stock That Have Not Vested (#) (6)	Market Value of Shares or Units of Stock That Have Not Vested (#) (7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (7)
Timothy S. Duncan	—	—	22,520	(1)	n/a	n/a
	—	—	22,520	(2)	n/a	n/a
	—	—	22,520	(3)	n/a	n/a
	—	—	22,520	(4)	n/a	n/a
	—	—	820	(1)	n/a	n/a
	—	—	820	(2)	n/a	n/a
	—	—	820	(3)	n/a	n/a
	—	—	820	(4)	n/a	n/a
							226,799	$2,222,630
									176,904	$1,733,659
Shannon E. Young III							100,129	$981,264
									68,551	$671,800
Robert D. Abendschein							60,677	$795,476
									53,072	$520,106
John A. Parker	—	—	20,000	(1)	n/a	n/a
	—	—	20,000	(2)	n/a	n/a
	—	—	19,280	(3)	n/a	n/a
	—	—	19,280	(4)	n/a	n/a
							73,097	$716,351
									57,494	$563,441
William S. Moss III	—	—	16,000	(1)	n/a	n/a
	—	—	16,000	(2)	n/a	n/a
	—	—	16,000	(3)	n/a	n/a
	—	—	16,000	(4)	n/a	n/a
							70,159	$687,558
									55,283	$541,773

(1)	These amounts represent AP Equityco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.
(2)	These amounts represent RSH Equityco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.
(3)	These amounts represent AP Debtco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.
(4)	These amounts represent RSH Debtco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.
(5)	These equity awards are not traditional options, and therefore, there is no exercise price or expiration date associated with them.

(6)

The amounts in this column represent RSUs held by each Named Executive Officer which vest pro-rata over the applicable remaining vesting dates as follows, subject to the Named Executive Officer’s continued employment:

Name	Number of Unvested RSUs	Remaining Vesting Dates
Timothy S. Duncan	100,858	March 8, 2022, March 8, 2023 and March 8, 2024
	101,395	March 5, 2022 and March 5, 2023
	24,546	March 5, 2022
Shannon E. Young III	39,083	March 8, 2022, March 8, 2023 and March 8, 2024
	39,291	March 5, 2022 and March 5, 2023
	21,755	March 5, 2022
Robert D. Abendschein	30,258	March 8, 2022, March 8, 2023 and March 8, 2024
	30,419	March 5, 2022 and March 5, 2023
John A. Parker	32,779	March 8, 2022, March 8, 2023 and March 8, 2024
	32,954	March 5, 2022 and March 5, 2023
	7,364	March 5, 2022
William S. Moss III	31,518	March 8, 2022, March 8, 2023 and March 8, 2024
	31,686	March 5, 2022 and March 5, 2023
	6,955	March 5, 2022

(7)	The amounts in these columns were calculated by multiplying $9.80, the closing price of our common stock on December 31, 2021, by the number of awards reported.
(8)

The amounts in this column represent the threshold number of PSUs granted in 2020 and 2021, and in each case, held by each Named Executive Officer which may become earned based on our Relative TSR performance over the applicable three-year performance period as shown in the below table. As of December 31, 2021, our Relative TSR performance for the PSUs granted in each of 2020 and 2021 was below threshold. Pursuant to the applicable SEC rules, the amounts in this column and in the below table reflect the threshold payout of the 2020 and 2021 PSUs. The actual number of PSUs earned based on actual performance over the full performance period may be significantly less than this amount.

Name	Number of Unvested PSUs	Applicable Performance Period End Date
Timothy S. Duncan	100,858	December 31, 2023
	76,046	December 31, 2022
Shannon E. Young III	39,083	December 31, 2023
	29,468	December 31, 2022
Robert D. Abendschein	30,258	December 31, 2023
	22,814	December 31, 2022
John A. Parker	32,779	December 31, 2023
	24,715	December 31, 2022
William S. Moss III	31,518	December 31, 2023
	23,765	December 31, 2022

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Units Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#) (3)	Value Realized on Vesting ($) (4)
Timothy S. Duncan
AP Equityco Units	345	$0.00
RSH Equityco Units	345	$0.00
AP Debtco Units	345	$0.00
RSH Debtco Units	345	$0.00
RSUs			79,627	$1,071,589
PSUs			26,301	$324,817
Shannon E. Young III
RSUs			19,645	$265,208
Robert D. Abendschein
RSUs			15,209	$205,322
John A. Parker
RSUs			25,594	$344,168
PSUs			10,521	$129,934
William S. Moss III
RSUs			24,552	$330,101
PSUs			10,521	$129,934

(1)

This column reflects the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units held by each Named Executive Officer that vested during the 2021 Fiscal Year. We believe that, despite the fact that these units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”

(2)

The value of the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units was estimated using the closing price of our common stock as of each vesting date and the terms of the applicable distribution provisions governing such awards.

(3)	This column reflects the RSUs and PSUs held by each Named Executive Officer that vested during the 2021 Fiscal Year.
(4)

This column reflects the aggregate market value realized by each Named Executive Officer upon vesting, calculated by multiplying the number of RSUs and PSUs that vested (including shares withheld for tax withholding purposes) by the closing price of our common stock on the applicable vesting date.

Pension Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan.

Nonqualified Deferred Compensation

We have not maintained, and do not currently maintain, a nonqualified deferred compensation plan.

Potential Payments Upon Termination or a Change in Control

Amended and Restated Executive Severance Plan

The Board approved the Amended Severance Plan on October 21, 2020. Each of the currently employed Named Executive Officers is a participant in the Amended Severance Plan. Pursuant to the terms of the Amended Severance Plan, upon a termination without “Cause” or a resignation for “Good Reason,” each Named Executive

Officer will be eligible to receive: (i) a lump sum cash payment equal to 1.5 (or 2.0 in the case of Mr. Duncan) times the sum of (a) the Named Executive Officer’s annualized base salary then in effect and (b) the target amount of such Named Executive Officer’s annual cash bonus immediately prior to such termination; (ii) any earned but unpaid bonus for the year preceding the year of termination based on the our actual performance, paid at the time such bonuses are paid to executives; (iii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives and (iv) partially subsidized continuation coverage for the Named Executive Officer and his spouse and eligible dependents under our group health plans pursuant to COBRA for 18 months (or 24 months in the case of Mr. Duncan), unless such coverage is earlier terminated in accordance with the terms of the Amended Severance Plan.

Upon a Named Executive Officer’s termination without “Cause” or a resignation for “Good Reason” within 24 months following a “Change in Control,” such Named Executive Officer will be eligible to receive: (i) a lump sum cash payment equal to 2.0 (or 2.5 in the case of Mr. Duncan) times the sum of (a) the Named Executive Officer’s annualized base salary then in effect and (b) the greater of (x) the target amount of such Named Executive Officer’s annual cash bonus immediately prior to such termination and (y) the target amount of such Named Executive Officer’s annual cash bonus immediately prior to the Change in Control; (ii) any earned but unpaid bonus for the year preceding the year of termination based on the our actual performance, paid at the time such bonuses are paid to executives; (iii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; and (iv) partially subsidized continuation coverage for the Named Executive Officer and his spouse and eligible dependents under our group health plans pursuant to COBRA for 18 months (or 24 months in the case of Mr. Duncan), unless such coverage is earlier terminated in accordance with the terms of the Amended Severance Plan.

Additionally, if a Named Executive Officer’s employment with us terminates as a result of his death or “Disability,” then pursuant to the terms of the Amended Severance Plan, such Named Executive Officer will be eligible to receive the following benefits: (i) any earned but unpaid bonus for the year preceding the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; and (ii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives.

In order to receive any of the foregoing severance benefits under the Amended Severance Plan, a Named Executive Officer (or his estate or legal guardian, if applicable) must timely execute (and not revoke) a release of claims in favor of us and our affiliates. Further, the Amended Severance Plan requires continued compliance with certain confidentiality, non-solicitation and non-disparagement covenants. If the severance benefits under the Amended Severance Plan would trigger an excise tax for a participant under Section 4999 of the Code, the Amended Severance Plan provides that the Named Executive Officer’s severance benefits will be reduced to a level at which the excise tax is not triggered, unless the Named Executive Officer would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.

For purposes of the Amended Severance Plan:

•

“Cause” generally means a Named Executive Officer’s (i) material breach of the Amended Severance Plan or other written agreement with us, (ii) material breach of any law applicable to the workplace or employment relationship or any of our material policies or codes of conduct, (iii) gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (iv) commission, conviction, indictment or plea of nolo contendre of or for any felony or crime involving moral turpitude, or (v) willful failure or refusal to perform his obligations pursuant to the Amended Severance Plan or follow any lawful directive from us.

•

“Change in Control” generally means the occurrence of any of the following events: (i) acquisition by a person or group of beneficial ownership of 50% or more of our outstanding shares or the combined voting power of our outstanding voting securities; (ii) during any consecutive 12-month period, individuals who constitute the Board cease for any reason to constitute at least a majority of the Board, excluding any director whose election or nomination was approved by a vote of at least a majority of the then current directors unless such approval occurs as a result of an actual or threatened election contest; (iii) consummation of a business combination in which our outstanding voting securities immediately prior to such business combination do not, immediately following such business combination, continue to represent more than 50% of the then outstanding voting securities; (iv) sale of all or substantially all of our assets; or (v) approval by our stockholders of a complete liquidation or dissolution.

•

“Disability” generally means an inability by a Named Executive Officer to perform the essential functions of his position due to physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days, whether or not consecutive, in any 12-month period.

•

“Good Reason” generally means (i) a material diminution in a Named Executive Officer’s base salary, authority, duties or responsibilities, (ii) material breach by us of our obligations under the Amended Severance Plan, or (ii) a geographic relocation of the Named Executive Officer’s principal place of employment by more than 50 miles.

Long Term Incentive Plan Awards

Restricted Stock Unit Awards

Pursuant to the terms of each Named Executive Officer’s 2019, 2020 and 2021 RSU award agreements, if a Named Executive Officer’s employment with us is terminated (i) as a result of his death or “Disability” or (ii) within one year following a “Change in Control,” by us without “Cause” or by the Named Executive Officer for “Good Reason,” then, in each case, such Named Executive Officer’s unvested 2019, 2020 and 2021 RSUs will become fully vested. If a Named Executive Officer’s employment with us is terminated by us without Cause or by the Named Executive Officer for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the portion of such Named Executive Officer’s unvested 2019, 2020 and 2021 RSUs that would have vested within the 12-month period following such termination will become vested.

Performance Share Unit Awards

Pursuant to the terms of each Named Executive Officer’s 2020 and 2021 PSU award agreements, if a Named Executive Officer’s employment with us is terminated as a result of his death or Disability, then a pro-rata portion of such Named Executive Officer’s 2020 and 2021 PSUs will become earned based on actual performance calculated through the date of such termination. If a Named Executive Officer’s employment with us is terminated by us without Cause or by the Named Executive Officer for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the Named Executive Officer will be deemed to have met the service requirement with respect to a pro-rata portion of his 2020 and 2021 PSUs, and such PSUs will remain outstanding subject to satisfaction of the performance metrics through the end of the performance period. If a Named Executive Officer’s employment with us is terminated within one year following a Change in Control by us without Cause or by the Named Executive Officer for Good Reason, then, in each case, such Named Executive Officer’s 2020 PSUs will become earned based on actual performance calculated through the date of such Change in Control and such Named Executive Officer’s 2021 PSUs will become earned based on the greater of target and actual performance calculated through the date of such Change in Control.

For purposes of the RSU and PSU award agreements, “Cause,” “Change in Control,” “Disability” and “Good Reason” have the meanings given to such terms in the Amended Severance Plan.

Series B Unit Award Agreements

If a Named Executive Officer’s employment is terminated for any reason other than by us for “Cause,” he will forfeit all unvested AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units, and each applicable entity will have a right to repurchase any vested units at Fair Market Value (as defined in the applicable company agreement). If the Named Executive Officer’s employment is terminated by us for Cause, then he will forfeit all AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units, whether vested or unvested. For the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units granted to Messrs. Duncan, Parker and Moss that vest based on the terms of the Series B Units in Talos Energy, LLC originally granted on February 3, 2012 (October 1, 2013 for Mr. Moss), “Cause” has the meaning given to such term in the Named Executive Officer’s prior employment agreement. For all other awards, “Cause” means (i) engaging in material mismanagement in providing services to us or our affiliates, (ii) engaging in conduct that could reasonably be expected to be materially injurious to us or our affiliates, (iii) materially breaching the Series B Unit award agreement or the applicable limited liability company agreement, (iv) being convicted of, or entering a plea bargain or settlement admitting guilt for, any felony, crime involving moral turpitude, or where, as a result of such crime, the continued employment of the Named Executive Officer would be expected to have a material adverse impact on us or our affiliates, or (v) being the subject of any order obtained or issued by the SEC for any securities violation involving fraud.

In general, any unvested AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units granted to our Named Executive Officers will fully vest upon the occurrence of either of the following events with respect to the applicable feeder entity (each, a “Vesting Event”): (i) “Liquidation Event” or “Approved Sale” which results in a “Series A Payout” with respect to each holder of Series A Units in the applicable feeder entity; or (ii) the occurrence of a “Public Offering” where the applicable sponsor (a) receives cash proceeds from the sale of securities received in a reorganization sufficient to result in a Series A Payout (after taking into consideration any prior cash distributions), or (b) as of the 5th anniversary of the Public Offering, holds securities with a fair market value sufficient to result in a Series A Payout (after taking into consideration any prior cash distributions). The Vesting Event with respect to each feeder entity may occur on different dates.

For purposes of the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units:

•

“Approved Sale” generally includes (i) mergers, business combinations, or consolidations following which the pre-transaction members do not hold a majority of the equity securities of the surviving or resulting entity, (ii) sale of all or substantially all of the assets of the applicable feeder entity to one or more third parties, and (iii) sale of all or substantially all of the equity interests in the applicable feeder entity to one or more third parties, in each case initiated by the sponsor.

•

“Liquidation Event” generally includes (i) mergers, business combinations, consolidations, sales of all or substantially all of the assets of the applicable feeder entity following which the pre-transaction members do not hold a majority of the equity securities of the surviving or resulting entity, (ii) sale of more than 75% of the Series A Units in the applicable feeder entity, (iii) a voluntary or involuntary reorganization or entry into bankruptcy or insolvency proceedings, and (iv) the winding up, dissolution or liquidation of the applicable feeder entity.

•

“Series A Payout” occurs when holders of the Series A Units receive cash distributions which cause the unreturned Series A Unit capital contributions and unpaid Series A Unit preference amount to equal $0.

•

“Public Offering” means the sale in a public offering registered under the Securities Act of the equity securities of the applicable feeder entity (or any successor thereto) or a director or indirect subsidiary of the applicable feeder entity (or any successor thereto).

The following table sets forth the payments and benefits that would be received by our Named Executive Officers pursuant to the terms of the Amended Severance Plan, RSUs, PSUs, AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units in the event of certain terminations of employment with us or a Vesting Event, had such termination or Vesting Event occurred on December 31, 2021.

Name	Termination without Cause or resignation for Good Reason	Termination as a result of death or Disability	Vesting Event	Termination without Cause or resignation for Good Reason in connection with a Change in Control
Timothy S. Duncan
Cash Severance	$3,600,000	—	—	$3,937,500
Pro-Rata Annual Bonus (1)	$1,370,000	$1,370,000	—	$1,370,000
COBRA Subsidy (2)	$42,322	—	—	$42,322
RSU Acceleration (3)	$1,066,848	$2,222,630	—	$2,222,630
PSU Acceleration (4)	$0	$0	—	$3,467,309
Series B Unit Acceleration (5)	—	—	$0	—
Total	$6,079,170	$3,592,630	$0	$11,039,761
Shannon E. Young, III
Cash Severance	$1,350,000	—	—	$1,656,000
Pro-Rata Annual Bonus (1)	$548,000	$548,000	—	$548,000
COBRA Subsidy (2)	$31,741	—	—	$31,741
RSU Acceleration (3)	$533,396	$981,264	—	$981,264
PSU Acceleration (4)	$0	$0	—	$1,343,590
Total	$2,463,137	$1,529,264	—	$4,560,595
Robert D. Abendschein
Cash Severance	$1,350,000	—	—	$1,710,000
Pro-Rata Annual Bonus (1)	$548,000	$548,000	—	$548,000
COBRA Subsidy (2)	$23,104	—	—	$23,104
RSU Acceleration (3)	$247,891	$594,635	—	$594,635
PSU Acceleration (4)	$0	$0	—	$1,040,201
Total	$2,168,995	$1,142,635	—	$3,915,940
John A. Parker
Cash Severance	$1,174,500	—	—	$1,512,000
Pro-Rata Annual Bonus (1)	$476,760	$476,760	—	$476,760
COBRA Subsidy (2)	$23,005	—	—	$23,005
RSU Acceleration (3)	$340,717	$716,351	—	$716,351
PSU Acceleration (4)	$0	$0	—	$1,126,882
Series B Unit Acceleration (5)	—	—	$0	—
Total	$2,014,982	$1,193,111	$0	$3,854,998
William S. Moss III
Cash Severance	$1,120,500	—	—	$1,440,000
Pro-Rata Annual Bonus (1)	$454,840	$454,840	—	$454,840
COBRA Subsidy (2)	$28,954	—	—	$28,954
RSU Acceleration (3)	$326,379	$687,558	—	$687,558
PSU Acceleration (4)	$0	$0	—	$1,083,537
Series B Unit Acceleration (5)	—	—	$0	—
Total	$1,930,673	$1,142,398	$0	$3,694,889

(1)

These amounts reflect the pro-rata portion of each Named Executive Officer’s annual bonus, which would have been the full amount of such annual bonus had the termination of employment occurred on December 31, 2021.

(2)	The COBRA Subsidy amount is based on the premiums in effect as of December 2021, which are assumed for purposes of this table to remain the same throughout the applicable COBRA Subsidy period.
(3)	These amounts are calculated by multiplying the number of RSUs that would become vested upon the applicable event by $9.80, the closing price of our common stock on December 31, 2021.
(4)

These amounts are calculated by multiplying the number of PSUs that would become earned or for which the service vesting component of the award will be deemed satisfied upon the applicable event by $9.80, the closing price of our common stock on December 31, 2021. The amounts provided herein are calculated based on actual performance through December 31, 2021. The amounts set forth under “Termination without Cause or resignation for Good Reason” are based on actual performance as of December 31, 2021, but the actual number of PSUs earned would be determined at the end of each applicable performance period. As of December 31, 2021, the PSUs granted in 2020 and 2021 had not reached threshold performance, such that no value is associated with the 2020 and 2021 PSUs for purposes of this table, except on a termination without Cause or a resignation for Good Reason in connection with a Change in Control, in which case the outstanding PSUs would settle at the target level.

(5)

These amounts are calculated by multiplying the number of AP Equityco Units, RSH Equityco Units, AP Debtco Units, and RSH Debtco Units that would become vested upon the applicable event by the fair market value of each such unit as of December 31, 2021, which was $0.00 for each of the AP Equityco Units, the RSH Equityco Unit, the AP Debtco Units and the RSH Debtco Units. The value of the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units was estimated using $9.80, the closing price of our common stock on December 31, 2021 and the terms of the applicable distribution provisions governing such awards.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Timothy S. Duncan, our President and Chief Executive Officer (our “CEO”).

For the 2021 Fiscal Year, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than the CEO) was $175,392.

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere within this Proxy Statement, was $7,327,189.

•

Based on this information, for 2021 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be approximately 42 to 1.

We identified a new median employee for the pay ratio calculation above for 2021. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of December 31, 2021, our employee population consisted of approximately 434 individuals with all of these individuals located in the United States. This population consisted of our United States full-time, part-time, and temporary employees, as we did not have seasonal workers as of December 31, 2021. We do have employees located in jurisdictions outside of the United States, but they comprise less than 5% of our total employees and were excluded from this calculation pursuant to Item 402(u)(4)(ii) of Regulation S-K. Specifically, we excluded 9 employees located in Mexico. We hire independent contractors and “leased” workers, but such independent contractors and “leased” workers were excluded from this calculation pursuant to Item 402(u)(3) of Regulation S-K.

•

We used a consistently applied compensation measure to identify our median employee comparing the amount of salary or wages, bonuses and other compensation as reported to the Internal Revenue Service in Box 1 on Form W-2 for 2021.

•

We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees included in this calculation and our CEO are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.

•

After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2021 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $175,392.

•

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2021 of our Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

EQUITY COMPENSATION PLAN INFORMATION

The following sets forth our issuance of awards under the 2018 LTIP and 2021 LTIP, as a group, in each case as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	2,998,658	(2)	—	7,712,633	(4)
Equity compensation plans not approved by security holders	—		—	—

Total	2,998,658		—	7,712,633

(1)

Following our stockholders’ approval of the 2021 LTIP at the 2021 Annual Meeting, the 2018 LTIP was frozen as of March 8, 2021 such that no future awards may be granted under the 2018 LTIP. Shares of our common stock may still be issued under the 2018 LTIP upon the vesting and settlement of PSU and RSU awards granted under the 2018 LTIP.

(2)

Represents the target number of shares of our common stock subject to PSU awards and the number of shares of our common stock subject to RSU awards granted under the 2018 LTIP and 2021 LTIP outstanding and unvested as of December 31, 2021. Because the number of shares to be issued upon settlement of outstanding PSU awards is subject to performance conditions, the number of shares actually issued may be more or less than the number reflected in this column. This figure also reflects 63,972 RSUs held by directors, 40% of which shall be settled in cash. No options or warrants have been granted under the 2018 LTIP or 2021 LTIP.

(3)	No options or warrants have been granted under the 2018 LTIP or 2021 LTIP, and the RSU and PSU awards reflected in column (a) are not reflected in this column, as they do not have an exercise price.
(4)

Represents the total number of shares of our common stock remaining available for issuance under the 2021 LTIP as of December 31, 2021. No further awards may be issued under the 2018 LTIP. Pursuant to the 2021 LTIP, all outstanding RSU and PSU awards under the 2018 that are forfeited, cancelled or fail to be earned after March 8, 2021 will be made available for issuance under the 2021 LTIP.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Previously, the Compensation Committee consisted of Donald R. Kendall, Jr., Olivia C. Wassenaar and Rajen Mahagaokar, none of whom is, or has ever been, an officer or employee of the Company. Effective as of December 8, 2021 and December 9, 2021, Olivia Wassenaar and Rajen Mahagaokar, respectively, resigned from the Board of Directors and from their positions on the Compensation Committee. As of January 13, 2022, the Compensation Committee consisted of Donald R. Kendall, Jr., Charles M. Sledge and Robert M. Tichio, none of whom is, or has ever been, an officer or employee of the Company. Further, none of our Named Executive Officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or Compensation Committee.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following subjects, among others:

•	the size of the Board of Directors;

•	qualifications and independence standards for the Board of Directors;

•	director responsibilities;

•	Board leadership;

•	meetings of the Board and of non-management directors;

•	committee requirements and functions and independence of committee members;

•	director compensation;

•	annual performance evaluations and succession planning;

•	review of governance policies, copies of which are posted on the Company’s website at www.talosenergy.com;

•	stockholder communications with directors; and

•	access to independent advisors, senior management and other employees.

The Corporate Governance Guidelines are posted on the Company’s website at www.talosenergy.com. The Corporate Governance Guidelines are reviewed periodically and as necessary by the Company’s Nominating & Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Nominating & Governance Committee considers the Board’s leadership structure periodically.

Our Bylaws provide that the Chairman of the Board may be any director elected by a majority of the Board. On July 21, 2020, Neal P. Goldman was re-elected as Chairman of the Board. See “—Director Independence” for additional information regarding the definition of “Company Independent Director.” The Board believes that separating of the roles of Chairman of the Board and the Chief Executive Officer provides the optimal Board leadership structure for us. Under this structure, the Chief Executive Officer has responsibility for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company, and the Chairman of the Board is tasked with setting the agenda for and presiding at Board meetings and coordinating the Board’s communications with the Chief Executive Officer and other senior management. The Board determined that this leadership structure was optimal for us because it balances the needs for the President and Chief Executive Officer to run the Company on a day-to-day basis with the benefit provided to the Company by the Chairman’s perspective as an independent member of the Board.

The Corporate Governance Guidelines require that the Chairman of the Board, if he or she is a non-management director, will be the “lead director” responsible for preparing an agenda for the meetings of the Independent Directors in executive session. In the event the Chairman of the Board is a member of management, the Corporate Governance Guidelines provide that the lead director will be chosen by the non-management members of the Board. Mr. Goldman, the current Chairman of the Board, is a non-management director and therefore serves as lead director of the Board.

Classified Board Structure

In consultation with the Board, the Nominating & Governance Committee has determined that a classified board structure is appropriate for the Company. A classified board provides for stability, continuity and experience within the Board of Directors. In our industry in particular, long-term focus is critical. The time horizon required for successful exploration, development and production of oil and natural gas resources makes it vital that we have a Board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of the Company’s business and operations. A classified board structure helps to ensure that there will be the continuity and stability of leadership required to navigate a challenging economic environment while resisting the pressure to focus on short-term results at the expense of the Company’s long-term value and success. The future success of the Company depends in significant part on the ability to attract and retain capable and experienced directors. In this regard, we believe that longer terms for our directors will enhance director independence from both management and stockholder special interest groups.

Communications with the Board of Directors

Stockholders or other interested parties wishing to communicate directly with the Board, a committee of the Board or with an individual director may do so by sending the communication, as appropriate, to:

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.

Director Independence

The Board of Directors has determined that for the year ended December 31, 2021, each of Christine Hommes, Robert M. Tichio, Olivia C. Wassenaar, Neal P. Goldman, John “Brad” Juneau, Charles M. Sledge, Donald R. Kendall, Jr. and Rajen Mahagaokar were “independent” pursuant to NYSE rules. Assuming the stockholders elect to the Board of Directors the director nominees set forth in “Proposal ONE: Election of Directors,” the Board of Directors has determined that each of Robert M. Tichio, Neal P. Goldman, John “Brad” Juneau, Charles M. Sledge, Donald R. Kendall, Jr. and Paula R. Glover are “independent” pursuant to NYSE rules.

In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that for the year ended December 31, 2021, (i) Messrs. Sledge, Kendall and Juneau were independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE applicable to members of the Audit Committee and (ii) Messrs. Kendall and Mahagaokar and Ms. Wassenaar were independent under the standards set forth by the NYSE applicable to members of the Compensation Committee. Assuming the stockholders elect to the Board of Directors the director nominees set forth in “Proposal ONE: Election of Directors,” the Board of Directors has determined that each of (i) Messrs. Sledge, Kendall and Juneau are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE applicable to members of the Audit Committee and (ii) Messrs. Kendall, Sledge and Tichio are independent under the standards set forth by the NYSE applicable to members of the Compensation Committee.

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert. On May 6, 2019, the Board of Directors determined that each of the Audit Committee members, Messrs. Juneau, Kendall and Sledge, is financially literate and is an audit committee financial expert as defined by the SEC.

Oversight of Risk Management

The Board of Directors as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:

•	oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic goals;

•	reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present, for Board review, significant departures from those plans;

•	oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy;

•	monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and

•

has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

The Audit Committee is responsible for overseeing the enterprise risk management framework and policies and procedures for risk assessment and risk management. The Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company’s independent registered public accountants report regularly to the Audit Committee on those subjects. The Audit Committee is also responsible for oversight of the Company’s cyber- security program and management’s plans, programs and policies designed to mitigate cyber-security risks, and as part of its annual calendar, the Audit Committee receives regular reports on cyber-security matters and the information technology control environment from the Company’s Deputy Director of Information Technology.

Attendance at Annual Meetings

The Board of Directors encourages all directors to attend the Annual Meetings, if practicable. All ten of our then-serving directors attended the 2021 Annual Meeting of Stockholders. We anticipate that nearly all of our directors will attend the 2022 Annual Meeting in person or by teleconference.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC.

Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in fiscal year 2021, except that: a late Form 4 was filed on June 4, 2021 for each of Messrs. Duncan, Parker, Moss and Babcock with respect to a transaction that took place on May 14, 2021, for shares of common stock withheld to satisfy taxes payable in connection with the settlement of previously granted restricted stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us, based on filings made under Section 13(d) and 13(g) of the Exchange Act, regarding the beneficial ownership of our common stock as of March 22, 2022 by:

•	each person, or group of affiliated persons, know to us to beneficially own more than 5% of our common stock;

•	each member of the Board of Directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is c/o Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002.

As of March 22, 2022, there were 82,519,003 shares of our common stock outstanding.

	Shares Beneficially Owned
	Number	Percent
5% Stockholders
Riverstone Funds(1)	16,270,024	19.7%
BlackRock, Inc.(2)	7,628,395	9.2%
Directors and Named Executive Officers:
Neal P. Goldman(3)	29,867	*
Timothy S. Duncan(4)	201,465	*
Charles M. Sledge(5)	20,743	*
Robert M. Tichio	—	—
John “Brad” Juneau(6)	52,671	*
Donald R. Kendall, Jr.(7)	21,191	*
Paula R. Glover(7)	6,159	*
Robert Abendschein(8)	105,354	*
John A. Parker(9)	78,409	*
Shannon E. Young(10)	66,277	*
William S. Moss III(11)	58,576	*
All directors and executive officers as a group (12 persons)	651,779	*

*	Represents beneficial ownership of less than one percent of shares outstanding.
(1)

Represents shares of our common stock held of record by Riverstone Talos Energy Equityco LLC (“Riverstone Equityco”), Riverstone Talos Energy Debtco LLC (“Riverstone Debtco”), ILX Holdings II, LLC (“ILX II”), and Riverstone V Castex 2014 Holdings, L.P. (“Castex 2014”). On March 8, 2022, (i) ILX II, ILX Holdings III, LLC (“ILX III”), Riverstone Equityco, Riverstone Debtco, Castex 2014 and REL US Partnership, LLC (“REL US Partnership”) sold 4,000,000 shares of our common stock in open market transactions (ii) ILX III and REL US Partnership ceased to be the beneficial owner of any shares of our common stock. David M. Leuschen and Pierre F. Lapeyre, Jr. are the managing directors of Riverstone Management Group, L.L.C., which is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P. (“Riverstone/Gower”), which is the sole member of Riverstone Holdings LLC (“Riverstone Holdings”), which is the sole shareholder of Riverstone Energy GP V Corp., which is the managing member of Riverstone Energy GP V, LLC (“Riverstone GP”), which is the general partner of Riverstone Energy Partners V, L.P. (“Riverstone Energy Partners V”), which is the general partner of Riverstone Global Energy and Power Fund V (FT), L.P. (“Riverstone Energy Fund”), which is the general partner of Riverstone V Talos Holdings, L.P. (“Riverstone Aggregator”), which is the managing member of Riverstone Equityco and the sole manager of Riverstone Debtco. In addition, Riverstone Energy Partners V owns an indirect interest in Castex 2014 and in ILX II, Riverstone Holdings is the owner of the ultimate general partner of ILX III, and Riverstone/Gower is the owner of the ultimate general partner of REL US Partnership. Each of the foregoing entity or person disclaims any such beneficial ownership of the securities except to the extent of their pecuniary interest therein. As such, each of Riverstone Aggregator, Riverstone Energy Fund V, Riverstone Energy Partners V, Riverstone GP, Riverstone Corp., Riverstone Holdings, Riverstone/Gower, Riverstone Management, and Messrs. Leuschen and Lapeyre may be deemed to share beneficial ownership of the securities held directly by Riverstone Equity and Riverstone Debtco. Each of the foregoing entities and persons, except for Riverstone Aggregator and Riverstone Energy Fund V, may be deemed to share beneficial ownership of the securities held of record by Castex 2014 and by ILX II. The address of each of the foregoing persons is C/O Riverstone Holdings LLC, 712 Fifth Avenue, 36th Floor, New York, New York 10019. The foregoing information is based on each of the Form 4 and Schedule 13D/A filed by Riverstone Talos Energy Equityco LLC on March 10, 2022 and March 11, 2022, respectively.
(2)

BlackRock, Inc. has sole dispositive power over 7,628,395 shares of our common stock and sole voting power over 7,341,855 shares of our common stock. The principal address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. The foregoing information is based on the Schedule 13G filed by BlackRock, Inc. on February 4, 2022.

(3)

For Mr. Goldman, does not include (i) 15,668 unvested RSUs that will vest on March 5, 2023, (ii) 6,263 deferred RSUs that will settle on May 14, 2024 or (iii) 17,491 deferred RSUs that will settle on March 5, 2025, with each of the foregoing RSUs to be settled 60% in shares of our common stock and 40% in cash.

(4)

For Mr. Duncan, does not include (i) 50,698 unvested RSUs that will vest on March 5, 2023 (“2020 RSUs”), (ii) 67,239 unvested RSUs that will vest ratably on each of March 8, 2023 and March 8, 2024 (“2021 RSUs”), (iii) 90,827 unvested RSUs that will vest ratably on each of March 5, 2023, March 5, 2024 and March 5, 2025 (“2022 RSUs”) or (iv) 427,455 unvested RSUs that will vest ratably on each of March 5, 2023 and March 5, 2024, which were granted in exchange for the cancelation of all PSUs outstanding and held by the reporting person on March 4, 2022 (“Retention 2022 RSUs”).

(5)

For Mr. Sledge, does not include (i) 10,900 unvested RSUs that will vest on March 5, 2023, (ii) 4,175 deferred RSUs that will settle on May 14, 2024 and (iii) 6,873 deferred RSUs that will settle on March 5, 2025, with each of the foregoing RSUs to be settled 60% in shares of our common stock and 40% in cash.

(6)	For Mr. Juneau, does not include 10,900 unvested RSUs that will vest on March 5, 2023 and will be settled 60% in shares of our common stock and 40% in cash.
(7)

For each of Mr. Kendall and Ms. Glover, does not include 10,900 unvested RSUs that will vest on March 5, 2023 and will be settled 60% in shares of our common stock and 40% in cash. Mr. Kendall and Ms. Glover each submitted a deferral election with respect to their respective RSUs, and, as a result, such RSUs will settle on the fifth anniversary of the vesting date.

(8)	For Mr. Abendschein, does not include (i) 15,210 unvested 2020 RSUs, (ii) 20,172 unvested 2021 RSUs, (iii) 36,331 unvested 2022 RSUs or (iv) 106,143 unvested Retention 2022 RSUs.
(9)	For Mr. Parker, does not include (i) 16,478 unvested 2020 RSUs, (ii) 21,853 unvested 2021 RSUs, (iii) 29,519 unvested 2022 RSUs or (iv) 137,080 unvested Retention 2022 RSUs.
(10)	For Mr. Young, does not include (i) 19,646 unvested 2020 RSUs, (ii) 26,056 unvested 2021 RSUs, (iii) 36,331 unvested 2022 RSUs or (iv) 158,856 unvested Retention 2022 RSUs.
(11)	For Mr. Moss, does not include (i) 15,843 unvested 2020 RSUs, (ii) 21,012 unvested 2021 RSUs, (iii) 29,519 unvested 2022 RSUs, or (iv) 131,430 unvested Retention 2022 RSUs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or directors or a director nominee;

•	any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of an executive officer, director, director nominee or a beneficial owner of more than 5% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such executive officer, director, director nominee or beneficial owner of more than 5% of any class of our voting securities; or

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position of control or in which such person has a 10% or greater beneficial ownership interest.

Our Bylaws and the Stockholders’ Agreements (as defined and described in “—Historical Transactions with Affiliates—Stockholders’ Agreements”) provide that we will not enter into any related party transaction unless such transaction has been approved by a majority of the disinterested directors or a majority of the Audit Committee. Under the Previous Stockholders’ Agreement, a related party transaction was any transaction or series of related transactions in which we or any of our affiliates was a participant and the Apollo Funds or the Riverstone Funds or any of their respective affiliates or any of our directors had a direct or indirect material interest and the transaction or series of transactions involved payments of $120,000 or more or were otherwise not de minimis in nature. With respect to any related party transaction involving the Apollo Funds or their affiliates, the Audit Committee had the option to request that the Riverstone Funds’ designees to the Board confirm that the Riverstone Funds and their affiliates did not have a material interest in the transaction and, if the Audit Committee made such a request, the Riverstone Funds’ designees would not have been considered disinterested directors until the Riverstone Funds’ designees provided such confirmation. With respect to any related party transaction involving the Riverstone Funds or their affiliates, the Audit Committee had the option to request that the Apollo designees to the Board confirm that the Apollo Funds and their affiliates did not have a material interest in the transaction and, if the Audit Committee made such a request, the Apollo designees would not have been considered disinterested directors until the Apollo designees provided such confirmation.

Transactions Entered Into in Connection with the Riverstone Acquisitions

The Offerings

On June 23, 2021, the Company entered into an Underwriting Agreement with AP Talos Energy LLC, an affiliate of Apollo Global Management, LLC, ILX Holdings, LLC, and Riverstone V Castex 2014 Holdings, L.P., both an affiliate of Riverstone Holdings, LLC (the “Selling Stockholders”) and BMO Capital Markets Corp., pursuant to which BMO Capital Markets Corp., agreed to purchase from the Selling Stockholders 5,000,000 shares of common stock of the Company (the “June Offering”) at a purchase price of $17.26 per share. The June Offering closed on June 28, 2021. AP Talos Energy LLC sold 2,013,666 shares, ILX Holdings, LLC sold 2,634,663 shares and Riverstone V Castex 2014 Holdings, L.P. sold 351,671 shares in the June Offering. The Offering was made pursuant to a prospectus supplement, dated June 23, 2021, and filed with the SEC on June 25, 2021.

On November 8, 2021, the Company entered into an Underwriting Agreement with AP Talos Energy LLC, an affiliate of Apollo Global Management, LLC and ILX Holdings, LLC, an affiliate of Riverstone Holdings, LLC (the “Selling Stockholders”) and J.P. Morgan Securities LLC, pursuant to which J.P. Morgan Securities LLC agreed to purchase from the Selling Stockholders 6,000,000 shares of common stock of the Company (the “November Offering” and together with the June Offering, the “Offerings”) at a purchase price of $12.13 per share. The offering of common stock closed on November 12, 2021. AP Talos Energy LLC sold 3,674,663 shares and ILX Holdings, LLC sold 2,325,337 shares in the November Offering. The November offering was made pursuant to a prospectus supplement, dated November 8, 2021, and filed with the SEC on November 9, 2021. Interests of the Company’s Directors and Executive Officers in the Offerings.

Certain of the Company’s directors and executive officers may have interests in the Offerings that may be different from, or in addition to, the interests of the Company’s stockholders generally. For example, pursuant to the Previous Stockholders’ Agreement, the Riverstone Funds had appointed Mr. Robert Tichio to the Board of Directors. Mr. Tichio is a partner and employee of affiliates of Riverstone Holdings, and serves on the Board of Directors of each of the Riverstone Sellers. In these capacities, Mr. Tichio had ongoing professional and financial interests in the Riverstone Sellers.

Legal Fees

We have engaged the law firm Vinson & Elkins L.L.P. (“V&E”) to provide legal services to us. An immediate family member of William S. Moss III, our Executive Vice President, General Counsel and Secretary and one of our executive officers, is a partner at V&E. For the fiscal year ended December 31, 2021, we incurred fees of approximately $3.1 million for legal services performed by V&E.

Historical Transactions with Affiliates

Stockholders’ Agreements

Previous Stockholders’ Agreement

On May 10, 2018, in connection with the closing of the Stone Combination (the “Stone Closing”), we entered into the Previous Stockholders’ Agreement with certain of the Apollo Funds and the Riverstone Funds. The Previous Stockholders’ Agreement provided, among other things, the following:

•

Initial Board Composition. Immediately following the Stone Closing, the Board of Directors consisted of ten directors, with (i) two directors designated by the Apollo Funds; (ii) two directors designated by the Riverstone Funds; (iii) one director jointly designated by the Apollo Funds and the Riverstone Funds; (iv) our chief executive officer; and (v) four directors (the “Company Directors”), including the Non-Executive Chairman, that are Company Independent Directors (as defined in the Previous Stockholders’ Agreement) designated by Stone.

•

Board Nomination Rights. Each of the Apollo Funds and the Riverstone Funds initially had the right to designate two directors for nomination by the Board of Directors for election and maintain its proportional representation on the Board of Directors so long as the Apollo Funds or the Riverstone Funds, as applicable, and their affiliates collectively beneficially owned at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds and the Riverstone Funds, as applicable, at the Stone Closing. When the Apollo Funds and their affiliates ceased to collectively beneficially own at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at the Stone Closing, the Apollo Funds had the right to designate one director to the Board of Directors for so long as the Apollo Funds and their affiliates collectively beneficially owned at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at the Stone Closing. When the Riverstone Funds and their affiliates ceased to collectively beneficially own at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at the Stone

Closing, the Riverstone Funds would have the right to designate one director to the Board of Directors for so long as the Riverstone Funds and their affiliates collectively beneficially owned at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at the Stone Closing. Upon the Riverstone Funds and their affiliates ceasing to collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at the Stone Closing, the Riverstone Funds would not have a right to designate a director to the Board of Directors. In January 2022, the Apollo Funds and their affiliates reduced their collective beneficial ownership to approximately 3.6% of our outstanding common stock. When the Apollo Funds and their affiliates ceased to collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at the Stone Closing, the Apollo Funds no longer had the right to designate a director to the Board of Directors.

The successor nominees to the Company Directors were selected by the Nominating & Governance Committee, and also qualified as Company Directors. The Apollo Funds and the Riverstone Funds were required to vote all of their respective shares of our common stock (i) in favor of each nominee nominated by the Apollo Funds and the Riverstone Funds pursuant to the Previous Stockholders’ Agreement and (ii) with respect to all other director nominees, in the Apollo Funds’ and the Riverstone Funds’ sole discretion either (a) in a manner proportionate to the manner in which all shares of our common stock were voted by our stockholders other than the Apollo Funds and the Riverstone Funds with respect to director elections or (b) for the Company Directors recommended by the Nominating & Governance Committee.

•

Committee Composition. The Audit Committee consisted solely of Company Directors, the Compensation Committee had at least one Company Director and the Nominating & Governance Committee had at least two Company Directors.

•

Standstill Provisions. Until May 10, 2020, the Apollo Funds and Riverstone Funds and their respective affiliates agreed to refrain from taking certain actions, including (i) participating in the solicitation of proxies in opposition to the Company Directors and (ii) calling a special meeting in respect of the foregoing.

•

Related Party Transactions. Any transaction in excess of $120,000 in which we or any of our affiliates was a participant and the Apollo Funds or the Riverstone Funds or any of their respective affiliates (other than us and our subsidiaries) or any of our directors had a material interest in the transaction must have been approved by a majority of the disinterested directors or a majority of the Audit Committee.

On February 24, 2020, the Company and the other parties thereto entered into Amendment No. 1 to the Previous Stockholders’ Agreement to, among other things, add each of the Riverstone Sellers (or one or more of its designated affiliates) as parties to the Previous Stockholders’ Agreement and provide that for purposes of determining whether the Riverstone Sellers and their affiliates continue to satisfy certain stock ownership requirements necessary to retain their rights to nominate directors to the Board, the Series A Convertible Preferred Stock owned by the Riverstone Sellers was, prior to the conversion thereof, counted towards such ownership requirements on an as converted basis at the closing of the ILX and Castex Acquisition. On March 30, 2020, all 110,000 shares of Series A Convertible Preferred Stock were converted into an aggregate 11.0 million shares of our common stock.

Stockholders’ Agreement

On March 29, 2022, the Company and the other parties thereto amended and restated the Previous Stockholders’ Agreement and entered into the Stockholders’ Agreement to, among other things, (i) terminate the rights of the Apollo Funds under the Previous Stockholders’ Agreement and (ii) eliminate the requirement that the Board consist of ten members. As a result of the Apollo Funds’ reduced ownership after recent share sales from long-dated funds holding their Company shares, the directors associated with the Apollo Funds resigned from the Board, effective December 8, 2021. Thereafter, the Board determined, pursuant to the Bylaws, that the size of the Board shall consist of seven members.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2021 was completed by EY on February 24, 2022. EY has served as the Company’s independent registered public accounting firm since the closing of the Stone Combination. Prior to such date, EY served as Talos Energy LLC’s accounting firm since 2010.

The Board of Directors is submitting the appointment of EY for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of EY, the Audit Committee will reconsider the appointment of that firm as the Company’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors. The stockholders’ ratification of the appointment of EY does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

The table below sets forth the aggregate fees billed or expected to be billed by EY, the Company’s independent registered public accounting firm, for services provided for the last two fiscal years:

	2021	2020
Audit Fees (1)	$1,664,629	$1,767,316
Audit-Related Fees
Tax Fees (2)	90,000	142,724
All Other Fees (3)	1,575

Total	$1,756,204	$1,910,040

(1)

Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered for (i) the audit of our annual financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2020 and 2021, and a review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, (ii) the audit of internal control over financial reporting, (iii) the filing of our registration statements for equity securities offerings, (iv) research necessary to comply with generally accepted accounting principles, and (v) other filings with the SEC, including consents, comfort letters, and comment letters.

(2)	Tax fees consist of the aggregate fees incurred related to tax compliance services and consultations on various tax issues.
(3)	Other fees consist of fees for accounting research software licenses.

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of EY’s audit, audit-related, tax and other services. For the fiscal year ended December 31, 2021, the Audit Committee pre-approved all services described above.

The Company expects that representatives of EY will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

Approval of Proposal TWO requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote on Proposal TWO. Votes cast FOR or AGAINST this Proposal TWO will be counted as votes cast on the Proposal. For these purposes, abstentions and broker non-votes are not treated as votes cast and will have no impact on the outcome of this vote.

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the

fiscal year ending December 31, 2022.

PROPOSAL THREE: NON-BINDING ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act enables our stockholders to vote to approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2021, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “Say-on-Pay” vote).

As described in detail under the heading “Executive Compensation,” we structure our executive compensation program with a view towards promoting accountability to ensure that the interests of our management and stockholders remain aligned. We accomplish this by tying several components of our executive compensation program to the Company’s short and long-term performance. Further, the majority of the Company’s Named Executive Officers’ compensation is at-risk. In an effort to achieve these goals, we have implemented the best practices described in the chart below.

What We Do	What We Don’t Do

✓  Pay for performance, including for sustained performance over multi-year performance periods

✓  Make a significant portion of compensation performance-based and at-risk

✓  Retain an independent compensation consultant

✓  Utilize an appropriate peer group in determining compensation elements and levels of pay

✓  Base acceleration of performance share unit awards on actual performance

✓  Maintain stock ownership guidelines

✓  Maintain a clawback policy

×   No excessive perquisites

×   No tax gross-ups

×   No current dividend payments on unvested equity awards

×   No single-trigger change in control payments or vesting of equity awards under our Long Term Incentive Plan

×   No hedging or pledging of Company securities

×   No individualized employment or severance agreements

Please read the “Executive Compensation” section beginning on page 21 for additional details about our executive compensation program, including information about the compensation of our Named Executive Officers during 2021.

The Compensation Committee and the Board have determined that the Company’s Named Executive Officer compensation program focuses on long-term value creation for our stockholders and delivers pay relative to our performance, all of which help us to attract, retain and motivate talented executives to ensure the Company’s success. Therefore, the Board recommends that you vote FOR the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and disclosure in this Proxy Statement).

Text of the Resolution to be Adopted

We are asking stockholders to vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

Vote Required

Approval of Proposal THREE requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote Proposal THREE. Votes cast FOR or AGAINST this Proposal THREE will be counted as votes cast on the Proposal. For these purposes, abstentions and broker non-votes are not treated as votes cast and will have no impact on the outcome of this vote. This advisory vote on executive compensation is not binding on the company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value our stockholders’ opinions with respect to our Named Executive Officer compensation program and will take into account the result of this vote when evaluating the compensation programs for our Named Executive Officers in the future.

Recommendation

The Board unanimously recommends that stockholders vote FOR the approval, on a non-binding advisory basis, of the Company’s Named

Executive Officer compensation for the fiscal year ended

December 31, 2021 as disclosed in this Proxy Statement

pursuant to the compensation disclosure rules

of the SEC.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Board of Directors has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth by the NYSE and (iii) financially literate. In addition, Charles M. Sledge, John Bradley Juneau and Donald R. Kendall, Jr. qualify as audit committee financial experts under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted as of May 10, 2018, which is reviewed annually.

Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our auditors.

The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”).

Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB and the Commission regarding independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report, filed with the SEC.

Audit Committee of the Board of Directors

Charles M. Sledge, Chairman
Donald R. Kendall, Jr., Member
John “Brad” Juneau, Member

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

Any stockholder of the Company who desires to submit a proposal for inclusion in the Company’s 2023 proxy materials must submit such proposal to the Company at its principal executive offices (Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, Attn: Secretary), and the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the first anniversary of the date the Company sends its 2022 proxy materials, which will be December 7, 2022 (based the mailing date of April 6, 2022 for the 2022 proxy materials). Any such stockholder proposal must meet the requirements set forth in Rule 14a-8.

Any stockholder of the Company who desires to submit a proposal for action at the 2023 Annual Meeting of Stockholders, but does not wish to have such proposal included in the Company’s proxy materials, must submit such proposal to the Company at its principal executive offices (Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, Attn: Secretary) not earlier than the close of business on the 120th day (January 11, 2023) and not later than the close of business on the 90th day (February 10, 2023) prior to the first anniversary of the preceding year’s annual meeting (May 11, 2023). However, in the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before (prior to April 11, 2023) or more than 60 days after (after July 10, 2023) the first anniversary of the preceding year’s annual meeting (May 11, 2023), notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of the 100th day prior to the date of the 2023 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2023 Annual Meeting of Stockholders is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice. We will only consider proposals that meet the requirements of the applicable rules of the SEC and our Bylaws.

It is the responsibility of the Nominating & Governance Committee to, subject to the terms of the Stockholders’ Agreement, identify, evaluate, and recommend to the Board of Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating & Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

While the Board of Directors does not have a formal policy on diversity, the Nominating & Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating & Governance Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas industry, accounting and investment analysis, and legal and corporate governance, among other areas. The Nominating & Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating & Governance Committee solicits recommendations from existing directors and senior management to be considered by the Nominating & Governance Committee along with any recommendations that have been received from stockholders as discussed in more detail below. The Nominating & Governance Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

•	the name and address of the nominating stockholder, as they appear on the Company’s books;

•	the nominee’s name and address and other personal information;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;

•

a completed and signed questionnaire, representation and agreement and written director agreement, pursuant to the Company’s Bylaws, with respect to each nominee for election or re-election to the Board; and

•	all other information required to be disclosed pursuant to the Company’s Bylaws and Regulation 14A of the Exchange Act.

Further, the Company may require any proposed director nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

Solicitation of proxies may be made via the internet, by mail, personal interview or telephone by directors, officers and other regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. We have not retained a professional proxy solicitor or other firm to assist with the solicitation of proxies, although we may do so if deemed appropriate. The Company will bear all costs of solicitation.

AVAILABILITY OF CERTAIN DOCUMENTS

Copies of this Proxy Statement, the proxy card and our Annual Report have been posted on the Internet and can be accessed by all stockholders entitled to notice of and to vote at the Annual Meeting. Our Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our Annual Report, including the exhibits, the financial statements and any schedules thereto. Please send a written request to:

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

713-328-3000

Attention: Investor Relations

The charters for each of the Audit, the Compensation, the Nominating & Governance and the Safety, Sustainability and Corporate Responsibility Committees, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics have been posted to our corporate website (www.talosenergy.com) and can be accessed through the website’s “Corporate Responsibility” section. Our Code of Business Conduct and Ethics applies to our directors, officers and other employees, and we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address specified above. The committee charters and our Corporate Governance Guidelines and Code of Business Conduct and Ethics are also available in print without charge upon written request to William S. Moss III, our General Counsel, at the address above.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to William S. Moss III, our General Counsel, at the address or phone number above.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

DIRECTIONS TO ANNUAL MEETING

The 2022 Annual Meeting of Stockholders will be held at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002. Three Allen Center is located in downtown Houston, Texas.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the ongoing COVID-19 pandemic, and we are sensitive to the public health and travel concerns our stockholders may have. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our Annual Meeting website at WWW.PROXYDOCS.COM/TALO for updated information. If you are planning to attend the Annual Meeting, please check the website ten days prior to the meeting date. If we do hold the Annual Meeting partially or solely by means of remote communication, we currently intend to resume holding in-person meetings for our 2023 Annual Meeting of Stockholders and thereafter, assuming normal circumstances. As always, we encourage you to vote your shares prior to the Annual Meeting.

TALOS
ENERGY

CORPORATE OFFICE
333 Clay St., Suite 3300
Houston, TX 77002
Phone: 713-328-3000
www.talosenergy.com

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P. O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxyptish.corn/TALO ☐ Cast your vote online ☐ Have your Proxy Card ready ☐ Follow the simple instructions to record your vote
PHONE Call 1-866-291-4999 ☐ Use any touch tone telephone ☐ Have your Proxy Card ready ☐ Follow the simple recorded instructions
MAIL ☐ Mark, sign and date your Proxy Card ☐ Fold and return your Proxy Card in the postage-paid envelope provided
Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/TALO

Talos Energy Inc.

Annual Meeting of Stockholders

For Stockholders as of record on March 22, 2022

TIME:	Wednesday. May 11, 2022 10:00 AM. Local Time

PLACE:	Three Allen Center. 333 Clay Street, Suite 3300, Houston. Texas 77002

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Timothy S. Duncan and William S. Moss III. and each or either of them, as the true and lawful agents and proxies of the undersigned, with full power of substitution and revocation, and authorizes them collectively, and each of them individually, to vote all the shares of capital stock of Talos Energy Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting and any adjournment or postponement thereof, conferring authority upon such true and lawful agents and proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting and any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the recommendation of the Board of Directors. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Talos Energy Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1.2. AND 3

	PROPOSAL	YOUR VOTE
		FOR	AGAINST	ABSTAIN
1.	Election of Directors: To elect to the Company’s Board of Directors the two Class I directors as set forth in the accompanying Proxy Statement, each of whom will hold office until the 2025 Annual Meeting and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal.
	1.01 Charles M. Sledge	☐	☐	☐
	1.02 Robert M. Tichio	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

3.	Proposal to approve on a non-binding advisory basis, the Company’s Named Executive Officer compensation, as disclosed in the accompanying Proxy Statement, for the fiscal year ended December 31, 2021.	☐	☐	☐

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

☐	Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date